UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
Climb Bio, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CLIMB BIO, INC.

20 William Street, Suite 145

Wellesley Hills, Massachusetts 02481

(866) 857-2596

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Friday, June 5, 2026

Dear Stockholder:

You are cordially invited to the 2026 Annual Meeting of Stockholders, or the 2026 Annual Meeting, of Climb Bio, Inc. The 2026 Annual Meeting will be held exclusively via the Internet in a virtual meeting format at www.proxydocs.com/CLYM on Friday, June 5, 2026 at 9:00 a.m. Eastern Time. At the meeting, the stockholders will consider and vote on the following matters:

1.

The election of two Class II directors, Alexander (Bo) Cumbo and Douglas Williams, Ph.D., each to serve for a three-year term expiring at the 2029 Annual Meeting of Stockholders and until his respective successor has been duly elected and qualified;

2.	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	The approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, relating to the removal of directors for “cause”;

4.

The approval of an amendment to our 2021 Equity Incentive Plan to amend the provision providing for an automatic share pool increase to include prefunded warrants in the calculation of the annual increase; and

5.	The transaction of any other business that may properly come before the 2026 Annual Meeting or any adjournment or postponement thereof.

You may attend the 2026 Annual Meeting online at www.proxydocs.com/CLYM, where you will be able to vote your shares electronically during the meeting and submit questions during the meeting. Stockholders will not be able to attend the 2026 Annual Meeting in person and will be able to attend the meeting only via the webcast. In order to attend the 2026 Annual Meeting online, you must register in advance at www.proxydocs.com/CLYM prior to the commencement of the 2026 Annual Meeting. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the 2026 Annual Meeting and to vote and submit questions during the 2026 Annual Meeting. Please follow the instructions found on your Notice Regarding the Availability of Proxy Materials, proxy card and/or voting instruction card and other subsequent instructions that will be delivered to you via email.

Stockholders of record at the close of business on April 7, 2026 will be entitled to notice of and to vote at the 2026 Annual Meeting or any adjournment or postponement thereof.

A list of registered stockholders as of the close of business on the record date will be available for examination by any stockholder for any purpose germane to the 2026 Annual Meeting during normal business hours at our principal executive offices at 20 William Street, Suite 145, Wellesley Hills, Massachusetts 02481 during the 10-day period ending on the day before the 2026 Annual Meeting. We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of the 2026 Annual Meeting.

We encourage all stockholders to attend the 2026 Annual Meeting online. However, whether or not you plan to attend the 2026 Annual Meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on each of your voting options described in the proxy statement.

By the Order of the Board of Directors,

/s/ Aoife Brennan
Aoife Brennan, M.B., Ch.B.
President and Chief Executive Officer
Wellesley Hills, Massachusetts
April 24, 2026

Important Notice Regarding Internet Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to be Held on June 5, 2026: The proxy materials and our 2025 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available at www.proxydocs.com/CLYM. These documents are also available to any stockholder who wishes to receive a paper copy by visiting www.investorelections.com/CLYM, calling (866) 648-8133 or emailing paper@investorelections.com. Any requests for a paper copy of these documents should be received by May 25, 2026, in order to ensure timely delivery.

Exchange Agreement	39

Private Placement in Support of the Acquisition of Tenet Medicines, Inc.	39

Investor Rights Agreement	40

Tenet Agreements	40

Consulting Agreement	41

Indemnification Agreements	41

Policies and Procedures for Related Person Transactions	41

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	43

PROPOSAL NO. 3 AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, RELATING TO THE REMOVAL OF DIRECTORS FOR “CAUSE”	45

Overview of the Proposed Amendment	45

Rationale for the Proposed Amendment	45

Text of Proposed Amendment	45

Recommendation of the Board of Directors	46

PROPOSAL NO. 4 AMENDMENT TO OUR 2021 EQUITY INCENTIVE PLAN TO AMEND THE PROVISION PROVIDING FOR AN AUTOMATIC SHARE POOL INCREASE TO INCLUDE PREFUNDED WARRANTS IN THE CALCULATION OF THE ANNUAL INCREASE	47

Why We are Requesting Stockholder Approval	47

Highlights of the Amended Plan	49

Reasons Why Stockholders Should Approve the 2021 Plan Amendment	50

Information Regarding Overhang and Burn Rate	50

Description of the Amended Plan	51

Recommendation of the Board of Directors	60

STOCKHOLDER PROPOSALS FOR OUR 2027 ANNUAL MEETING	61

Stockholder Proposals Included in Proxy Statement	61

Stockholder Proposals Not Included in Proxy Statement	61

HOUSEHOLDING OF ANNUAL MEETING MATERIALS	62

OTHER MATTERS	63

Appendix A - Certificate of Amendment to our Amended and Restated Certificate of Incorporation, as Amended	64

Appendix B - Amendment No. 1 to 2021 Equity Incentive Plan	65

Appendix C - 2021 Equity Incentive Plan, as amended	66

CLIMB BIO, INC.

20 William Street, Suite 145

Wellesley Hills, Massachusetts 02481

(866) 857-2596

PROXY STATEMENT

2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Friday, June 5, 2026

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement contains information about our 2026 Annual Meeting of Stockholders, or the Annual Meeting. The meeting will be held on Friday, June 5, 2026 at 9:00 a.m. Eastern Time. The Annual Meeting will be held exclusively via the Internet in a virtual meeting format at www.proxydocs.com/CLYM. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. Except where the context otherwise requires, references to “Climb Bio,” “the Company,” “we,” “us,” “our” and similar terms refer to Climb Bio, Inc. References to our website are inactive textual references only and the contents of our website are not incorporated by reference into this proxy statement.

This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting and at any adjournment or postponement of the Annual Meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions, your proxy will be voted in accordance with the recommendations of our board of directors. We are making this proxy statement, the related proxy card and our annual report to stockholders for the fiscal year ended December 31, 2025, or our 2025 Annual Report, available to stockholders for the first time on or about April 24, 2026.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Climb Bio, Inc., 20 William Street, Suite 145, Wellesley Hills, Massachusetts 02481 or by calling (866) 648-8133 or by emailing paper@investorelections.com. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are also available on the SEC’s website at www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.	Why do I have access to these materials?

A.

We have made these proxy materials available to you because our board of directors is soliciting your proxy to vote at the Annual Meeting to be held on June 5, 2026 at 9:00 a.m. Eastern Time, including at any adjournments or postponements of the Annual Meeting. As a holder of common stock as of the close of business on April 7, 2026, you are invited to attend the Annual Meeting online and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under the rules adopted by the SEC and that is designed to assist you in voting your shares.

Q.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A.

In accordance with SEC rules, we have elected to provide access to our proxy materials, including this proxy statement and our 2025 Annual Report, over the Internet. Accordingly, we plan to send a Notice Regarding the Availability of Proxy Materials, or the Notice, to our stockholders of record entitled to vote at the Annual Meeting with instructions for accessing the proxy materials. We plan to mail the Notice on or about April 24, 2026 to all stockholders entitled to vote at the Annual Meeting.

All stockholders entitled to vote at the Annual Meeting will have the ability to access the proxy materials by visiting the website referred to in the Notice, www.proxydocs.com/CLYM. This makes the proxy distribution process more efficient, less costly, and helps conserve natural resources. The Notice also contains instructions on how to request to receive a printed set of the proxy materials. You may request a paper copy of the proxy materials by emailing paper@investorelections.com or by calling (866) 643-8133. Any requests for a paper copy of the proxy materials should be received by May 25, 2026, in order to ensure timely delivery.

The Notice also identifies the date and time of, and web address for, the Annual Meeting; the matters to be acted upon at the meeting and our board of directors’ recommendation with regard to each matter; a toll-free telephone number and an e-mail address for stockholders to request to receive, free of charge, a paper or e-mail copy of the proxy statement, our 2025 Annual Report, and a form of proxy card relating to the Annual Meeting; and information on how to access and vote the form of proxy card.

Q.	Can I vote my shares by filling out and returning the Notice?

A.

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote over the Internet, by telephone, or by requesting and returning a printed proxy card. The Notice also provides instructions on how to register to vote online during the Annual Meeting.

Q.	What does it mean if I receive more than one Notice?

A.

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Q.	What is the purpose of the Annual Meeting?

A.	At the Annual Meeting, stockholders will consider and vote on the following matters:

(1)

The election of two Class II directors, Douglas Williams, Ph.D., and Alexander (Bo) Cumbo, each to serve for a three-year term expiring at the 2029 Annual Meeting of Stockholders and until his respective successor has been duly elected and qualified (Proposal No. 1).

(2)	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal No. 2).

(3)	The approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, relating to the removal of directors for “cause” (Proposal No. 3).

(4)

The approval of an amendment to our 2021 Equity Incentive Plan, or the 2021 Plan, to amend the provision providing for an automatic share pool increase to include prefunded warrants in the calculation of the annual increase (Proposal No. 4).

(5)	The transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Q.	Why is the Annual Meeting of Stockholders a virtual, online meeting?

A.

The Annual Meeting will be held as a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world. We have designed the format of the Annual Meeting to provide stockholders substantially the same rights and opportunities to participate as they would have at an in-person meeting.

Q.	How do I virtually attend the Annual Meeting?

A.

We will host the Annual Meeting live online via webcast. In order to attend the Annual Meeting online, you must register at www.proxydocs.com/CLYM prior to the commencement of the Annual Meeting. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. Please follow the instructions found on your Notice, proxy card and/or voting instruction card and other subsequent instructions that will be delivered to you via email. Online registration for the Annual Meeting will begin on or around April 24, 2026.

The webcast of the Annual Meeting will start at 9:00 a.m., Eastern Time, on Friday, June 5, 2026. Instructions on how to attend and participate in the meeting online will be sent to you via email, upon completing your registration.

If you encounter any technical difficulties accessing the Annual Meeting or during the Annual Meeting, please call the support team at the numbers listed on the web portal at the time of the Annual Meeting.

Q.	Who can vote?

A.

Only stockholders of record at the close of business on April 7, 2026, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting. On the record date, there were 47,768,543 shares of our common stock outstanding. Common stock is our only class of stock outstanding.

Q.	How many votes do I have?

A.	Each share of our common stock that you own as of the record date, April 7, 2026, entitles you to one vote on each matter that is voted on.

Q.	Is my vote important?

A.

Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions, choose the way to vote that is the easiest and most convenient for you and cast your vote as soon as possible.

Q.	How do I vote?

A.	If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, brokerage firm or other nominee, you may vote:

(1)	Over the Internet: To vote over the Internet prior to the Annual Meeting, please go to the following website: www.proxypush.com/CLYM, and follow the instructions at that site for submitting your proxy electronically. If you vote over the Internet, you do not need to complete and mail your proxy card or vote your proxy by telephone. Your vote must be received by 11:59 p.m. Eastern Time on June 4, 2026 to be counted.

(2)

By Telephone: To vote by telephone, please call (866) 506-2806, and follow the instructions provided on the proxy card. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the Internet. Your vote must be received by 11:59 p.m. Eastern Time on June 4, 2026 to be counted.

(3)

By Mail: To vote by mail, you must request printed proxy materials, including a proxy card, and complete, sign and date the proxy card and return it promptly in the postage prepaid envelope provided. If you vote by mail, you do not need to vote over the Internet or by telephone. Your proxy card must be received by June 4, 2026 to be counted.

(4)

Online During the Annual Meeting: You may attend and vote at the Annual Meeting online at www.proxydocs.com/CLYM, where you will be able to vote electronically during the Annual Meeting. In order to attend, you must register at www.proxydocs.com/CLYM prior to the commencement of the Annual Meeting. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting online, there is no need to vote again during the Annual Meeting unless you wish to change your vote.

If your shares are held in “street name,” meaning they are held for your account by an intermediary, such as a bank, brokerage firm or other nominee, then you are deemed to be the beneficial owner of your shares and the bank, brokerage firm or other nominee that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting instructions, should have been forwarded to you by the bank, brokerage firm or other nominee that holds your shares. In order to vote your shares, you will need to follow the instructions that your bank, brokerage firm or other nominee provides you. Many brokerage firms solicit voting instructions over the Internet or by telephone.

You are welcome to virtually attend the Annual Meeting if your shares are held in street name, however, you must register in advance at www.proxydocs.com/CLYM. You must also obtain a legal proxy executed in your favor from the holder of record (i.e., your bank, brokerage firm or other nominee) to vote shares held in street name during the Annual Meeting. A legal proxy is not the form of proxy included with this proxy statement. If you hold your shares in “street name,” you must request a legal proxy from your bank, brokerage firm or other nominee to vote during the Annual Meeting. Further instructions will be provided to you as part of your registration process.

Q.	Can I change my vote?

A.	If you are the “record holder” of your shares, you may revoke your proxy and change your vote by following one of the below procedures:

(1)

Vote over the Internet or by telephone as instructed above under “Over the Internet” and “By Telephone.” Only your latest Internet or telephone vote is counted. You may not change your vote over the Internet or by telephone after 11:59 p.m. Eastern Time on June 4, 2026.

(2)

Sign and complete a new proxy card and send it by mail in the postage prepaid envelope provided. Mediant Communications, Inc. must receive the proxy card no later than June 4, 2026. Only your latest dated proxy card will be counted.

(3)	Virtually attend the Annual Meeting online and vote online as instructed above, which will have the effect of revoking any previously submitted proxy. Attending the Annual Meeting alone will not revoke your Internet vote, telephone vote or proxy submitted by mail, as the case may be.

(4)

Give our Corporate Secretary written notice before the Annual Meeting that you want to revoke your proxy. Such written notice should be sent to Climb Bio, Inc., Attention: Chandra Adams, Vice President, General Counsel and Secretary, 20 William Street, Suite 145, Wellesley Hills, Massachusetts 02481.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your bank, brokerage firm or other nominee and following their instructions. You may also vote virtually at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy as described in the answer to the question “How do I vote?” above.

Attending the Annual Meeting alone will not revoke your proxy.

Q.	Will my shares be voted if I do not return my proxy?

A.

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy card by mail, or online while virtually attending the Annual Meeting.

If your shares are held in “street name,” your brokerage firm may under certain circumstances vote your shares if you do not return your voting instructions. Brokerage firms can vote customers’ unvoted shares on discretionary matters but they are not allowed to vote your shares with respect to certain non-discretionary items. If you do not return voting instructions to your brokerage firm to vote your shares, your brokerage firm may, on discretionary matters, either vote your shares or leave your shares unvoted.

Proposal No. 1, the election of two Class II directors, Proposal No. 3, the amendment to our Amended and Restated Certificate of Incorporation, as amended, and Proposal No. 4, the amendment to the 2021 Plan are not considered discretionary matters. If you do not instruct your brokerage firm how to vote with respect to these proposals, your brokerage firm may not vote your shares with respect to these proposals and your shares instead will be counted as “broker non-votes” with respect to these proposals. “Broker non-votes” occur when your bank, brokerage firm or other nominee submits a proxy for your shares (because the bank, brokerage firm or other nominee has received instructions from you on one or more proposals, but not all proposals, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the bank, brokerage firm or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it.

Proposal No. 2, the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, is considered a discretionary matter. If you do not instruct your brokerage firm how to vote with respect to this proposal, your brokerage firm may vote your shares on this proposal even if it does not receive instructions from you, so long as it holds your shares in its name.

We encourage you to provide voting instructions to your brokerage firm or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your brokerage firm or other nominee about how to submit your voting instructions.

Q.	How many shares must be represented to hold the Annual Meeting?

A.

A quorum is needed to hold a valid Annual Meeting. A quorum will be present if the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote at the meeting are present at the virtual Annual Meeting either “in person” virtually or as represented by proxy. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by mail, or virtually at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares that are counted as broker non-votes. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

The presence at the Annual Meeting, virtually or by proxy, of holders representing a majority of the outstanding shares of our common stock as of the record date, April 7, 2026, or approximately 47,768,543 shares, constitutes a quorum at the meeting and permits us to conduct the business of the meeting.

Q.	What vote is required to approve each matter and how are votes counted?

A.	Proposal No. 1-Election of Directors

A nominee will be elected as a director at the Annual Meeting if the nominee receives FOR votes representing a plurality of the votes of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. You may:

•	vote FOR both nominees;

•	vote FOR one nominee and WITHHOLD your vote from the other nominee; or

•	WITHHOLD your vote from both nominees.

Votes that are withheld and broker-non votes will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal No. 2-Ratification of Selection of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and voting on such matter is required for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Abstentions and broker non-votes (if any) will not be counted as votes cast on this matter and, as a result, will have no effect on the outcome of Proposal No. 2.

Although stockholder approval of our audit committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, our audit committee will reconsider its selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026.

Proposal No. 3-Approval of an Amendment to our Amended and Restated Certificate of Incorporation, as amended, Relating to the Removal of Directors for “Cause”

The affirmative vote of at least 66 2/3% of the voting power of the shares of our common stock outstanding and entitled to vote at the Annual Meeting is required to approve the amendment to our Amended and Restated Certificate of Incorporation, as amended, relating to the removal of directors for “cause.” Abstentions and broker non-votes (if any) will have the same effect as a vote cast “against” Proposal No. 3.

Proposal No. 4-Approval of an Amendment to the 2021 Plan to Amend the Provision Providing for an Automatic Share Pool Increase to Include Prefunded Warrants in the Calculation of the Annual Increase

The affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and voting on such matter is required to approve the amendment to the 2021 Plan. Abstentions and broker non-votes (if any) will not be counted as votes cast on this matter and, as a result, will have no effect on the outcome of Proposal No. 4.

Q.	How does the board of directors recommend that I vote on the proposals?

A.	Our board of directors recommends that you vote:

•

FOR the election of each of the Class II directors, Alexander (Bo) Cumbo and Douglas Williams, Ph.D., each to serve for a three-year term expiring at the 2029 Annual Meeting of Stockholders and until his respective successor is duly elected and qualified;

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

•	FOR the approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, relating to the removal of directors for “cause”; and

•	FOR the approval of an amendment to the 2021 Plan to amend the provision providing for an automatic share pool increase to include prefunded warrants in the calculation of the annual increase.

Q.	Are there other matters to be voted on at the Annual Meeting?

A.

We do not know of any matters that may come before the Annual Meeting other than the election of our Class II directors, the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, the amendment to our Amended and Restated Certificate of Incorporation, as amended, relating to the removal of directors for “cause”, and the amendment to the 2021 Plan to amend the provision providing for an automatic share pool increase to include prefunded warrants in the calculation of the annual increase. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q.	Who will count the votes?

A.	The votes will be counted, tabulated and certified by Mediant Communications, Inc.

Q.	How can I find out the results of the voting at the Annual Meeting?

A.

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election and published in a current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

Q.	How do I submit a question at the Annual Meeting?

A.

If you wish to submit a question prior to the Annual Meeting, you must register to attend the Annual Meeting. You can visit www.proxydocs.com/CLYM and follow the instructions for registering to attend the Annual Meeting and for submitting a question. If you wish to submit a question during the Annual Meeting, you may log into the virtual meeting platform using the link provided to you via email following the completion of your registration process. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted at www.proxydocs.com/CLYM during the meeting.

Q.	How and when may I submit a stockholder proposal, including a stockholder nomination for director for the 2027 Annual Meeting of Stockholders?

A.

Stockholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to our board of directors may do so by delivering a written recommendation to the Vice President, General Counsel and Secretary at 20 William Street, Suite 145, Wellesley Hills, Massachusetts 02481 not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the immediately preceding year’s annual meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock and has been a holder for at least one year, as well as other information required by our amended and restated bylaws and SEC regulations. We may require any proposed nominee to furnish such other information as we may reasonably require in determining the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Q.	Who is paying the costs of soliciting these proxies?

A.

We will pay all of the costs of soliciting proxies. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. We will pay our directors, officers and other employees no additional compensation for these services. We will ask banks, brokerage firms and other nominees to forward these proxy materials to their principals and to obtain authority to execute proxies. We may reimburse them for their expenses.

Q.	Whom should I contact if I have any questions?

A.

If you have any questions about the Annual Meeting or your ownership of our common stock, please contact Climb Bio, Inc. at 20 William Street, Suite 145, Wellesley Hills, Massachusetts 02481, telephone: (866) 857-2596, e-mail: investorrelations@climbbio.com.

Implications of Being an “Emerging Growth Company” and a “Smaller Reporting Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and may remain an emerging growth company until December 31, 2026. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We may take advantage of some or all of these exemptions until such time as we are no longer an emerging growth company. We have taken advantage of certain reduced reporting obligations in this proxy statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates was less than $700 million as of the last business day of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not applicable to a smaller reporting company.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

In accordance with the terms of our Amended and Restated Certificate of Incorporation, as amended, and amended and restated bylaws, our board of directors is divided into three classes: Class I, Class II, and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. As a result, only one class of our directors is elected at each Annual Meeting of Stockholders, with the other classes continuing for the remainder of their respective three-year terms. Vacancies on our board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by our board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our board of directors currently consists of seven members. The members of the classes are divided as follows:

•	the Class II directors whose term will expire at the Annual Meeting: Douglas Williams, Ph.D., and Alexander (Bo) Cumbo;

•	the Class III directors whose term will expire at the Annual Meeting of Stockholders to be held in 2027: Andrew Levin, M.D., Ph.D., Aoife Brennan, M.B., Ch.B., and Kimberlee (Kim) Drapkin; and

•	the Class I directors whose term will expire at the Annual Meeting of Stockholders to be held in 2028: Judith Dunn, Ph.D., and Stephen Thomas, Ph.D.

Our board of directors has nominated Douglas Williams, Ph.D. and Alexander (Bo) Cumbo for election as Class II directors at the Annual Meeting. Each of Dr. Williams and Mr. Cumbo is presently a director and has indicated a willingness to continue to serve as director, if elected. Unless otherwise instructed, proxies will be voted for Dr. Williams and Mr. Cumbo. In the event that Dr. Williams or Mr. Cumbo is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), your proxy will be voted for any nominee who is designated by our board of directors to fill the vacancy. Dr. William and Mr. Cumbo were each elected to our board of directors by our board of directors, upon the recommendation of the nominating and corporate governance committee, in November 2024 and March 2025, respectively, and they are standing for election by our stockholders for the first time at the Annual Meeting.

Information Regarding Directors

The following paragraphs provide biographical information as of April 24, 2026, including principal occupation and business experience during the last five years, for each director, including each nominee for Class II director at the Annual Meeting.

Information about the number of shares of common stock beneficially owned by each of our directors, including each nominee for Class II director, appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.”

There are no family relationships between or among any of our executive officers or directors, including each nominee for Class II director.

Class II Director Nominees, Term Expiring at the 2029 Annual Meeting of Stockholders, if elected

Douglas Williams, Ph.D., 67, has been a member of our board of directors since November 2024, and currently serves as our chair. Dr. Williams has served as the Chief Scientific Officer of Kamino Therapeutics, Inc., a biotechnology company, since February 2026. Prior to this role, Dr. Williams was most recently the President of Research and Development at Sana Biotechnology, Inc., a cell therapy company from April 2023 to April 2024. He was the Founding President, Chief Executive Officer and a member of the board of directors of Codiak

BioSciences, Inc., a biopharmaceutical company, from September 2015 to April 2023. He has also served as Executive Vice President of Research and Development at Biogen Inc., or Biogen, a biotechnology company, from 2011 to 2015. Prior to Biogen, he was CEO at ZymoGenetics, Inc. and led its acquisition by Bristol Myers Squibb Company. He has also held a variety of leadership positions, including Chief Scientific Officer and Executive Vice President of Research and Development at Seattle Genetics (acquired by Pfizer Inc. in 2023), Senior Vice President and Washington Site Leader at Amgen Inc. and Executive Vice President and Chief Technology Officer and a member of the board of directors at Immunex (acquired by Amgen Inc. in 2001). Dr. Williams currently serves as Chair of the board of directors of Camp4 Therapeutics Corp. Dr. Williams served on the board of directors of Panacea Acquisition Corp. II from June 2021 to April 2023 and on the board of directors of AC Immune SA from June 2018 to June 2025, where he served as Chair from June 2019 until June 2025. He holds a Ph.D. from the State University of New York at Buffalo, Roswell Park Division and completed a postdoctoral fellowship at Indiana University School of Medicine.

We believe Dr. Williams is qualified to serve on our board of directors because of his experience in the biopharmaceutical industry and his substantial professional experience.

Alexander (Bo) Cumbo, 55, has been a member of our board of directors since March 2025. Mr. Cumbo has served as the President and Chief Executive Officer and as a director of Solid Biosciences Inc., or Solid Bio, a life sciences company, since December 2022. Prior to that, Mr. Cumbo served as the President and Chief Executive Officer and as a director of AavantiBio, Inc., or AavantiBio, a gene therapy company, from October 2020 to December 2022, when Solid Bio acquired AavantiBio. From January 2013 to October 2020, Mr. Cumbo held positions of increasing responsibility at Sarepta Therapeutics, Inc., a precision genetic medicine company, ultimately serving as Executive Vice President, Chief Commercial Officer. From 2011 to 2013, Mr. Cumbo served as Vice President of Sales and Treatment Education for Vertex Pharmaceuticals Incorporated, or Vertex, a biotechnology company, launching Incivek, a treatment for hepatitis C, and from 2010 to 2011, he served as Area director for Vertex. Prior to Vertex, Mr. Cumbo served in multiple commercial roles supporting the HIV, HBV and cardiovascular franchises at Gilead Sciences, Inc., a biopharmaceutical company. Mr. Cumbo served on the board of directors of Verve Therapeutics, Inc. from June 2022 until July 2025, and he currently serves on the board of directors of Vor Biopharma, Inc. Mr. Cumbo received a Bachelor of Science in Laboratory Technology from Auburn University.

We believe Mr. Cumbo is qualified to serve on our board of directors because of his extensive and broad range of experience in the biopharmaceutical industry.

Class III Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders

Andrew Levin, M.D., Ph.D., 49, is a Co-Founder of Climb Bio (formerly Eliem Therapeutics, Inc.), served as our Chief Executive Officer from October 2018 to October 2020, served as the Chair of our board of directors from February 2019 to November 2024 and as Executive Chair of our board of directors from February 2023 to June 2024. Since 2015, Dr. Levin has served as a Partner on the Investment Team at RA Capital Management, L.P. Previously, Dr. Levin was a Vice President at H.I.G. BioVentures, and prior to that he served as the Director of Pharmaceutical Sciences for the Clinton Health Access Initiative. Dr. Levin currently serves on the board of directors of Vor Biopharma, Inc. Dr. Levin holds a B.S. in mechanical engineering from Princeton University, a Ph.D. in biomedical engineering from the Massachusetts Institute of Technology and an M.D. from Harvard Medical School.

We believe that Dr. Levin is qualified to serve on our board of directors due to his substantial experience as an investor in early-stage biopharmaceutical and life sciences companies, as well as his experience serving on the boards of directors for several biopharmaceutical companies.

Aoife Brennan, M.B., Ch.B., 50, has served as our President and Chief Executive Officer and as a member of our board of directors since June 2024. Previously, Dr. Brennan served as President and Chief Executive Officer of Synlogic, Inc., a biopharmaceutical company, from October 2018 to March 2024. Prior to joining Synlogic,

Inc., Dr. Brennan served as Vice President and Head of the Rare Disease Innovation Unit at Biogen where her responsibilities included the global marketing approvals of ALPROLIX®, ELOCTATE® and SPINRAZA® as well as the advancement of several early-phase programs and external collaborations. She has served on the board of directors of Xilio Therapeutics, Inc. since June 2024. Dr. Brennan also served as a director of Synlogic, Inc. from October 2018 to March 2024 and of Fibrogen Inc. from August 2020 to June 2025. Dr. Brennan holds a medical degree from Trinity College, Dublin, Ireland and completed residency and fellowship training in general internal medicine and endocrinology. She has completed post-doctoral training in clinical research and metabolism at the Beth Israel Deaconess Medical Center in Boston and is a graduate of the Harvard Medical School Scholars in Clinical Science Program.

We believe that Dr. Brennan is qualified to serve on our board of directors due to her broad clinical development background and management experience in biotechnology.

Kimberlee (Kim) Drapkin, 58, has been a member of our board of directors since March 2025. Ms. Drapkin most recently served as the Chief Executive Officer of Graphite Bio, Inc. from August 2023 to March 2024. She was previously the Chief Financial Officer and Treasurer of Jounce Therapeutics, Inc. from August 2015 and February 2013, respectively, until May 2023. Ms. Drapkin has served on the boards of directors of LENZ Therapeutics, Inc. since March 2024, Imugene Limited since June 2023, and Acumen Pharmaceuticals, Inc since March 2022. She previously served on the board of directors of Kineta, Inc. from June 2023 to June 2025, Graphite Bio, Inc. from July 2023 to March 2024, and Yumanity Therapeutics, Inc. from December 2020 to December 2022. Ms. Drapkin began her career at PricewaterhouseCoopers LLP, is a certified public accountant and holds a B.S. in accounting from Babson College.

We believe Ms. Drapkin is qualified to serve on our board of directors because of her extensive financial expertise within the pharmaceutical industry.

Class I Directors Continuing in Office Until the 2028 Annual Meeting of Stockholders

Judith Dunn, Ph.D., 63, has been a member of our board of directors since February 2021. Since October 2023, Dr. Dunn has served as President of Research and Development for Vima Therapeutics, an Atlas Venture portfolio company. Dr. Dunn previously served as Entrepreneur in Residence at Atlas Venture from January 2023 to September 2023 and from 2018 to 2021. From April 2021 to January 2023, Dr. Dunn served as President of Research and Development of Fulcrum Therapeutics, Inc., a biopharmaceutical company. From 2010 to 2018, Dr. Dunn served in various roles for F. Hoffmann-La Roche , including Vice President of Clinical Development. Dr. Dunn led Psychiatry Clinical Development at Sepracor Inc. from 2005 to 2010 and held research and commercial positions at Pfizer Inc. from 1997 to 2005. Dr. Dunn served as a member of the board of directors of Seelos Therapeutics, Inc. from May 2020 to September 2021. Dr. Dunn holds a B.S. in neurobiology from University of Rochester and a Ph.D. in Neurobiology from Wesleyan University.

We believe that Dr. Dunn is qualified to serve on our board of directors due to her experience in the biotechnology and biopharmaceutical industries and her substantial professional experience.

Stephen Thomas, Ph.D., 37, has been a member of our board of directors since June 2024. He has served as Chief Executive Officer and a director of Sera Medicines, LLC, or Sera Medicines, since November 2023, which is an affiliate of RA Capital Management, L.P. and a privately held biopharmaceutical company. Dr. Thomas has served as a director of Navigator Medicines, Inc., a privately held biotechnology company, since August 2024, and previously served as Chief Executive Officer from August 2024 to February 2025. He was previously Chief Executive Officer and a director of Tenet Medicines, Inc., a privately held biopharmaceutical company from November 2023 to June 2024, which was acquired by Climb Bio. From February 2020 to January 2023, Dr. Thomas served as Chief Scientific Officer of ValenzaBio Inc., or ValenzaBio, a privately held biopharmaceutical company focused on developing antibody therapeutics for autoimmune diseases. Prior to his time at ValenzaBio, Dr. Thomas served as V.P., Head of Discovery at Cerecor, Inc. (now Avalo Therapeutics, Inc.) from September 2018 to February 2020. Prior to September 2018, Dr. Thomas co-founded and served as

Chief Scientific Officer of Ichorion Therapeutics, Inc., a privately held biopharmaceutical company, which was acquired by Cerecor Inc. Dr. Thomas received a Doctor of Philosophy in Chemistry (Organic Synthesis & Chemical Biology) from Columbia University, a Master of Science in Chemistry (Organic Synthesis) from Columbia University, and a Bachelor of Science in Chemistry from Rensselaer Polytechnic Institute.

We believe Dr. Thomas is qualified to serve on our board of directors because of his management and drug development experience at several biopharmaceutical companies, including his experience developing budoprutug and other antibody therapeutics for autoimmune diseases.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF DR. WILLIAMS AND MR. CUMBO.

Information Regarding the Board of Directors and Corporate Governance

We believe that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters for all committees and code of business conduct and ethics are available on the “Investor & Media—Governance & Financials” section of our website, www.climbbio.com. We will also provide copies of these documents, free of charge, to any stockholder upon written request to Attention: Investor Relations, Climb Bio, Inc., 20 William Street, Suite 145, Wellesley Hills, Massachusetts 02481, telephone: (866) 857-2596, email: investorrelations@climbbio.com.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Climb Bio and our stockholders. These guidelines, which provide a framework for the conduct of our board of director’s business, provide that:

•	our board of director’s responsibility is to oversee the management of Climb Bio;

•	a majority of the members of our board of directors shall be independent directors;

•	the independent directors meet at least twice annually in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors; and

•	our board of directors will conduct a self-evaluation annually to determine whether it is functioning effectively.

Director Independence

The rules of the Nasdaq Stock Market, or Nasdaq, require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our current directors, with the exception of Aoife Brennan, our current President and Chief Executive Officer;

Andrew Levin, M.D., Ph.D., our former Chief Executive Officer and former Executive Chair of our board of directors; and Stephen Thomas, Ph.D., the former Chief Executive Officer and former director of Tenet Medicines, Inc., is an “independent director” as defined under applicable Nasdaq rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Prior to the resignation of Simon Tate from our board of directors and the end of Adam Rosenberg’s term as a director on our board of directors, our board of directors determined that each of Mr. Tate and Mr. Rosenberg was an “independent director” as defined under applicable Nasdaq rules.

Board Leadership Structure

As required by our corporate governance guidelines, the roles of Chair of our board of directors and Chief Executive Officer are separated. Dr. Williams is the Chair of our board of directors and Dr. Brennan is our Chief Executive Officer. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing our Chair of the board of directors to lead the board of directors in providing advice to, and independent oversight of, our management. Pursuant to our corporate governance guidelines, our nominating and corporate governance committee periodically assesses our board of directors’ leadership structure, including to seek to ensure that at all times the offices of Chair of our board or directors and Chief Executive Officer are separate, and the Chair of our board of directors is an independent director.

Board’s Role in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under the caption “Risk Factors” in our 2025 Annual Report. Our board of directors is actively involved in the oversight of risks that could affect us. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks. Our board of directors oversees our risk management processes directly and through its committees, which address risks inherent in their respective areas of oversight. Our risk management processes are intended to identify, manage and control risks so that they are appropriate considering our scope, operations and business objectives. Our management is responsible for risk management on a day-to-day basis, and our board of directors and its committees oversee the risk management activities of management. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us.

Our board of directors satisfies its risk oversight responsibility through full reports by each committee Chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. This enables our board of directors to coordinate risk oversight, particularly with respect to interrelated or cumulative risks that may involve multiple areas for which more than one committee may have responsibility.

Our audit committee oversees risk management activities related to financial, operational, cybersecurity, legal, compliance, and reputational risks. This includes an annual risk assessment process as well as ongoing assessment of relevant risks based upon changes in the industry and overall business environment. Our compensation committee oversees risk management activities relating to our compensation policies and practices. Our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning. In addition, members of our senior management team attend our regular board meetings and are available to address any questions or concerns raised by the board on risk management and any other matters. We also engage outside advisors and experts to assist in the risk assessment process, to provide information to inform decision making and to identify trends and changes in the industry and overall business environment. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Director Nomination Process

Director Qualifications

While there are no specific minimum qualifications for a committee-recommended nominee to our board of directors, the qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of our company and should be willing and able to contribute positively to the decision-making process of our company.

•	Nominees should have a commitment to understanding our company and industry and to regularly attend and participate in meetings of our board of directors and its committees.

•

Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of our company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

•	Nominees should have the ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

A nominees’ background, including prior experience and knowledge of the life sciences industry, is also considered by the nominating and corporate governance committee when evaluating director nominees. The nominating and corporate governance committee has not adopted a formal policy with respect to diversity, but believes that our board of directors, taken as a whole, should embody a diverse set of skills, experiences and backgrounds.

The nominating and corporate governance committee’s goal is to assemble a board of directors that brings to our company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee believes that the background and qualifications of the board of directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will assist the board of directors in fulfilling its responsibilities. Our directors’ performance and qualification criteria are reviewed periodically by the nominating and corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate director candidates. The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations and meetings from time to time to evaluate biographical information and background material relating to potential candidates. The nominating and corporate governance committee may use a third-party search firm to identify director candidates in situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate. Final candidates, if other than our current directors, are interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors.

The nominating and corporate governance committee has used, and may in the future use, third-party search firms to identify director candidates. In 2024 and 2025, the nominating and corporate governance committee engaged a third-party search firm to assist in identifying and screening potential director candidates. For example, Mr. Cumbo was recommended to the nominating and corporate governance committee by a third-party search firm.

The nominating and corporate governance committee will consider director candidates recommended by stockholders. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to the our board of directors may do so by delivering a written recommendation to the Chair of our board of directors at 20 William Street, Suite 145, Wellesley Hills, Massachusetts 02481 not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the immediately preceding year’s annual meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of Climb Bio common stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. If the board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting. Stockholders also have the right under our amended and restated bylaws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or our board of directors, by following the procedures set forth under “Stockholder Proposals for our 2027 Annual Meeting.”

Communications with Our Board of Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Any interested party with concerns about our company may report such concerns to the board of directors, or the Chair of our board of directors, or otherwise the Chair of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address: Climb Bio, Inc., 20 William Street, Suite 145, Wellesley Hills, Massachusetts 02481.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chair of our board of directors or the Chair of the nominating and corporate governance committee, as applicable, considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and discretion.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for the reporting of such activity, which is (844) 592-1298.

Board Meetings and Attendance

Our board of directors met seven times during the year ended December 31, 2025, including telephonic meetings. During the year, each of our directors then in office attended 75% or more of the aggregate number of meetings of the board of directors and the committees on which he or she served.

Director Attendance at Annual Meeting

Our corporate governance guidelines provide that directors are expected to attend the Annual Meeting of Stockholders. All of our seven directors then in office attended our Annual Meeting of Stockholders in 2025 virtually.

Committees of Our Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operate under a charter approved by our board of directors. Each committee’s charter is posted on “Investor & Media—Governance & Financials” section of our website, www.climbbio.com.

Audit Committee

Our audit committee held four meetings during the year ended December 31, 2025. The members of our audit committee are Kim Drapkin, Bo Cumbo and Douglas Williams, Ph.D., and Ms. Drapkin is the Chair of the audit committee. Adam Rosenberg served as Chair of our audit committee until March 2025, Simon Tate served as a member of our audit committee until March 2025 and Judith Dunn, Ph.D., served as a member of our audit committee until September 2025. Our board of directors has determined that Ms. Drapkin is an “audit committee financial expert” as defined by applicable SEC rules and that each of the members of our audit committee possesses the financial sophistication required for audit committee members under Nasdaq rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our risk assessment and risk management policies, including with respect to financial, operational, cybersecurity, legal, compliance and reputational risks;

•	establishing procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

Our compensation committee held four meetings during the year ended December 31, 2025. The members of our compensation committee are Bo Cumbo, Judith Dunn, Ph.D., and Douglas Williams, Ph.D., and Mr. Cumbo is the Chair of the compensation committee. Douglas Williams, Ph.D., served as Chair of our compensation committee until March 2025 and Adam Rosenberg served as a member of our compensation committee until March 2025. Our compensation committee may delegate any of its responsibilities as it deems appropriate from time to time under the circumstances to a subcommittee of the compensation committee.

Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our Chief Executive Officer and our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•

reviewing and approving, or making recommendations to our board of directors with respect to, the implementation or revision of any compensation recovery policies, including our Incentive Compensation Recoupment Policy, as well as overseeing the administration of such policies;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent required by SEC rules; and

•	preparing the compensation committee report if and to the extent then required by SEC rules.

We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee held 7 meetings during the year ended December 31, 2025. The members of our nominating and corporate governance committee are Kim Drapkin and Douglas Williams, Ph.D., and Dr. Williams is the Chair of our nominating and corporate governance committee. Simon Tate served as Chair of our nominating and corporate governance committee until March 2025. Our nominating and corporate governance committee’s responsibilities include:

•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

•	reviewing and making recommendations to our board with respect to our board leadership structure;

•	overseeing an annual review on succession planning for senior executives;

•	developing and recommending to our board of directors corporate governance principles;

•	reviewing and reporting to our board concerning our corporate responsibility and sustainability efforts; and

•	overseeing an annual evaluation of our board of directors.
We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our employees, directors and officers, including our
principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. This code is available on the “Investor & Media—Governance & Financials” section of our website,
climbbio.com
. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website.
Insider Trading Policy / Anti-Hedging Policy
We have adopted an insider trading policy governing the purchase, sale and/or other dispositions of our securities by our directors, officers, employees, consultants and other covered persons. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2025. The Insider Trading Policy, among other things, expressly prohibits all of our employees, officers, directors and consultants, as well as certain of the family members and related entities of our employees, officers, directors and consultants, from engaging in short sales of our securities, including short sales “against the box”; purchases or sales of puts, calls or other derivative securities based on our securities; and purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other transactions that are designed to hedge or offset any decrease in the market value of our securities.

Incentive Compensation Recoupment Policy

We have adopted an incentive Compensation Recoupment Policy, or Clawback Policy, effective as of October 2, 2023, in accordance with Rule 10D-1 of the Exchange Act, and Nasdaq listing standards that is applicable to each of our current and former executive officers, or the Covered Officers. The Clawback Policy is administered and interpreted by the compensation committee of our board of directors. In the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under U.S. federal securities laws, including any required restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, it is our policy to reasonably promptly recoup the full amount of erroneously awarded incentive-based compensation received by Covered Officers. The recoupment of such compensation applies regardless of whether a Covered Officer engaged in misconduct, and regardless of fault, and our obligations are not dependent on whether or when any related financial statements are filed.

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2025 with management of the Company. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC. The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors

Kim Drapkin, Chair

Bo Cumbo

Douglas Williams, Ph.D.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and the board of directors has directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has served as our registered public accounting firm since 2021. Representatives of PricewaterhouseCoopers LLP are expected to be present online at the Annual Meeting, will have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by Delaware law, our Certificate of Incorporation or our amended and restated bylaws. However, the board of directors is submitting the audit committee’s selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accountants, Fees and Other Matters

PricewaterhouseCoopers LLP was our independent registered public accounting firm for the years ended December 31, 2025 and December 31, 2024. The following table summarizes the fees of PricewaterhouseCoopers LLP billed to us for the last two fiscal years. All such services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	Year Ended December 31,
	2025	2024
Audit Fees (1)	$684,400	$1,136,400
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	2,000	2,000

Total	$686,400	$1,138,400

(1)

This category includes fees for professional services provided in conjunction with the audit and quarterly review of our financial statements and review of our registration statements and related issuances of consents, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	All other fees relate to subscriptions for accounting-related research software.

Pre-Approval Policies and Procedures

The charter of the audit committee provides that all audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee. During our 2025 fiscal year, all of the services provided by PricewaterhouseCoopers LLP were pre-approved by our audit committee.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning our executive officers, including their ages as of March 31, 2026:

Name	Age	Position
Aoife Brennan, M.B., Ch.B.	50	President and Chief Executive Officer

Susan Altschuller, Ph.D., MBA	44	Chief Financial Officer

Perrin Wilson, Ph.D.	47	Chief Business Officer

The following is a biographical summary of the experience of our executive officers.

Aoife Brennan, M.B., Ch.B. is our President and Chief Executive Officer and a director. Please see “Proposal No. 1 - Election of Directors” for biographical information regarding Dr. Brennan.

Susan Altschuller, Ph.D., MBA has served as our Chief Financial Officer since October 2025. She most recently served as Chief Financial Officer of Dragonfly Therapeutics, Inc., a private biotechnology company, from August 2024 to December 2024. Prior to that, she served as the Chief Financial Officer of Cerevel Therapeutics, Inc., or Cerevel, a publicly traded clinical-stage biopharmaceutical company, from May 2023 until its acquisition by AbbVie Inc. in August 2024. Prior to joining Cerevel, Dr. Altschuller was Chief Financial Officer of ImmunoGen, Inc., or ImmunoGen, a publicly traded biopharmaceutical company, from July 2020 to March 2023. Before ImmunoGen, Dr. Altschuller worked at Alexion Pharmaceuticals, Inc., a global biopharmaceutical company, where she served as Head of Enterprise Finance from April 2020 to July 2020 and Head of Investor Relations from January 2018 to April 2020. Dr. Altschuller holds a BSE in Biomedical Engineering with honors from Tulane University, a Ph.D. in biomedical engineering from the Illinois Institute of Technology, and an MBA from the MIT Sloan School of Management. She previously served as a director of Mural Oncology plc from November 2023 to September 2024 and is a founding board member of the HNRNP Family Foundation.

Perrin Wilson, Ph.D. has served as our Chief Business Officer since February 2025. She acted as a consultant for Climb Bio, Inc. from November 2024 to February 2025. Prior to Climb Bio, she served as Senior Vice President, Business Development and Strategy at Nuvalent, Inc., a clinical-state biopharmaceutical company, from September 2023 to September 2024. Prior to that, she served as Head of Forma Business Development and Integration Management Office, Vice President Business Development and Senior Director Global Marketing, Sickle Cell Disease Strategy at Forma Therapeutics, Holdings, Inc. (which was acquired by Novo Nordisk A/S in October 2022) from July 2021 to September 2023. Before that, she served in various business development and commercial roles at Takeda Pharmaceutical Company Limited, a pharmaceutical company, from June 2014 to June 2021 and Forest Laboratories, Inc., a pharmaceutical company, from July 2007 to June 2014. She received her B.Sc. from Lafayette College and Ph.D. from The Rockefeller University.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

The following discussion relates to the compensation of our President and Chief Executive Officer, Aoife Brennan, M.B., Ch.B.; our Chief Financial Officer, Susan Altschuller, Ph.D., MBA; our Chief Business Officer, Perrin Wilson, Ph.D.; and our former Chief Operating Officer, Brett Kaplan, M.D. Drs. Brennan, Altschuller, Wilson, and Kaplan are collectively referred to in this proxy statement as our named executive officers.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers during the periods indicated.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)		Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Aoife Brennan, M.B., Ch B.	2025	669,500	1,833,675		—	405,048	14,000	(4)	2,922,223
President and Chief Executive Officer	2024	330,000	3,410,550		2,070,750	181,500	27,092	(5)	6,019,892
Susan Altschuller, Ph.D., MBA
Chief Financial Officer (6)	2025	127,500	963,060		—	56,562	4,250	(4)	1,151,372
Perrin Wilson, Ph.D.
Chief Business Officer (8)	2025	406,875	794,400		—	228,261	107,831	(7)	1,537,367
Brett Kaplan, M.D.	2025	223,608	797,250	(9)	—	—	140,870	(10)	1,161,728
Former Chief Operating Officer (11)	2024	176,282	2,272,734		461,125	79,327	—		2,989,468

(1)

The amounts reported represent the aggregate grant date fair value of stock options awarded in the applicable fiscal year, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. The assumptions used in calculating the grant date fair value of stock options awarded in fiscal year 2025 are set forth in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(2)

The amounts reported represent the aggregate grant date fair value of restricted stock units, or RSUs, calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of RSUs awarded in fiscal year 2025 are set forth in Notes 2 and 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(3)

Represents annual cash bonus amounts earned in 2024 and 2025, based upon our board of directors’ assessment of the achievement of 2024 and 2025 corporate goals, respectively. Drs. Altschuller and Wilson were eligible to receive a pro-rated annual bonus for 2025. See “—Narrative Disclosure to Summary Compensation Table—Annual Bonus” below for a general description of the criteria that our board of directors used to determine the incentive-based cash compensation.

(4)	Represents matching contributions made by us under our 401(k) Plan.
(5)	Represents fees earned by Dr. Brennan for consulting services provided to us prior to commencing her employment as our President and Chief Executive Officer.
(6)	Dr. Altschuller commenced employment as our Chief Financial Officer effective October 1, 2025, and therefore was not a named executive officer for 2024.
(7)

Represents (i) fees earned by Dr. Wilson for consulting services provided to us prior to commencing her employment as our Chief Business Officer of $93,831 and (ii) $14,000 matching contributions made by us under our 401(k) Plan.

(8)	Dr. Wilson commenced employment as our Chief Business Officer effective February 10, 2025, and therefore was not a named executive officer for 2024.
(9)

Represents the grant-date fair value of option awards granted to Dr. Kaplan during the applicable fiscal year. Dr. Kaplan forfeited all unvested options and RSUs upon his separation from us on May 23, 2025.

(10)

Represents (i) a severance payment of $128,750, equal to three months of his base salary, made pursuant to the Separation and Release of Claims Agreement between Dr. Kaplan and us and (ii) $12,120 matching contributions made by us under our 401(k) Plan. For more information on Dr. Kaplan’s Separation and Release of Claims Agreement, see “—Employment Agreements and Other Arrangements—Separation and Release of Claims Agreement with Brett Kaplan, M.D.”
(11)	Dr. Kaplan separated from us effective May 23, 2025.

Narrative Disclosure to Summary Compensation Table

We review compensation for our executive officers annually. The material terms of the elements of our executive compensation program for 2025 are described below.

Our compensation committee reviews and approves, or recommends for our board of directors to approve, base salaries and bonus targets, and grants bonuses and equity incentive awards to our executive officers. In setting base salaries and bonus targets and granting equity incentive awards, our compensation committee considers compensation for comparable positions in the market, the historical compensation levels of our executives, individual and corporate performance as compared to our expectations and goals, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. In granting bonuses, our compensation committee considers corporate performance.

As part of our annual compensation process, our chief executive officer prepares performance evaluations for the other executive officers and recommends annual salary increases, annual equity incentive awards and level of achievement of corporate goals to the compensation committee. The compensation committee conducts a performance evaluation of our chief executive officer. The compensation committee consults with our board of directors as to the achievement of corporate goals that drive compensation awards.

During its annual compensation review, our compensation committee also consults with external advisors. In fiscal 2025, the compensation committee engaged Alpine Rewards, LLC, or Alpine, as its independent compensation consultant to provide comparative data on executive compensation practices in our industry and assess our executives’ compensation relative to comparable companies. The compensation committee reviewed information regarding the independence and potential conflicts of interest of Alpine, taking into account, among other things, the factors set forth in the Nasdaq listing standards. Based on such review, the compensation committee concluded that the engagement of Alpine did not raise any conflict of interest.

Base salary. In 2025, we paid each of Drs. Brennan, Altschuller, Wilson, and Kaplan an annualized base salary of $669,500, $510,000, $455,000 and $515,000, respectively. We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

Annual bonus. Our board of directors may, in its discretion, award bonuses to our named executive officers from time to time. We typically establish annual bonus targets based on specified corporate goals. Dr. Altschuller and Dr. Wilson were eligible to receive a pro-rated annual bonus for 2025. For 2025, the target bonus amounts, expressed as a percentage of total salary earned during 2025, for each of Drs. Brennan, Altschuller, Wilson, and Kaplan were as follows: 55%, 40%, 40% and 45%, respectively.

With respect to 2025, our board of directors awarded bonuses of $405,048, $56,562 and $228,261 to Drs. Brennan, Altschuller, and Wilson, respectively. Dr. Kaplan was not awarded a bonus for 2025.

Equity incentives. Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executive officers with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executive officers and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period and that equity grants with performance-based vesting help to align incentives for our executive officers with our key performance objectives. Accordingly, our board of directors periodically reviews the equity incentive compensation of our executive officers, including our named executive officers, and from time to time may grant equity incentive awards to them in the form of stock options or RSUs under our 2021 Plan.

We have used stock options, RSAs and RSUs to compensate our executive officers in the form of initial grants in connection with the commencement of employment and have granted stock options as annual grants. The options, RSAs and RSUs that we have granted to our executive officers are typically subject to time-based vesting, generally over four years following the vesting commencement date. Upon certain terminations of employment in connection with a change of control, vesting is fully accelerated. In addition, on March 30, 2026, our board of directors approved a policy providing for the acceleration of equity awards upon death of our employees and directors. Prior to the exercise of a stock option or the vesting of a RSU, the holder has no rights as a stockholder with respect to the shares subject to such option or RSU, including no voting rights and no right to receive dividends or dividend equivalents.

We have historically awarded stock options with exercise prices that are equal to the fair market value of our common stock on the date of grant.

In January 2025, our board of directors granted to Dr. Brennan a stock option to purchase 1,150,000 shares of our common stock. The option vests as to 25% of the shares underlying the option on the first anniversary of the grant date and in 36 equal monthly installments thereafter.

In October 2025, in connection with the commencement of her employment, our board of directors granted to Dr. Altschuller a stock option to purchase 600,000 shares of our common stock with an exercise price of the fair market value of our common stock on the date of the grant. The option vests as to 25% of the shares underlying the option on the first anniversary of the grant date and in 36 equal monthly installments thereafter.

In February 2025, in connection with the commencement of her employment, our board of directors granted to Dr. Wilson a stock option to purchase 600,000 shares of our common stock with an exercise price of the fair market value of our common stock on the date of the grant. The option vests as to 25% of the shares underlying the option on the first anniversary of the grant date and in 36 equal monthly installments thereafter.

In January 2025, our board of directors granted to Dr. Kaplan a stock option to purchase 500,000 shares of our common stock. The option was scheduled to vest as to 25% of the shares underlying the option on the first anniversary of the grant date and in 36 equal monthly installments thereafter. Dr. Kaplan forfeited all unvested options and RSUs upon his separation from us on May 23, 2025.

Severance and Change of Control Benefits. We have entered into offer letters with each of our named executive officers in connection with their employment with Climb Bio. Such offer letters govern the terms of severance and change of control benefits payable to such named executive officer. We also entered into a Separation and Release of Claims Agreement in May 2025 with Dr. Kaplan, which covered the terms of Dr. Kaplan’s separation and the severance benefits payable to him. See “—Employment Agreements and Other Arrangements” below for additional information.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by our named executive officers as of December 31, 2025.

		Option Awards					Stock Awards
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Aoife Brennan, M.B., Ch.B.	1/13/2025	—	1,150,000	(2)	1.92	01/12/2035
President and Chief Executive Officer	6/27/2024	206,250	343,750	(2)	7.53	06/26/2034	206,250	(3)	825,000
Susan Altschuller, Ph.D., MBA
Chief Financial Officer	10/1/2025	—	600,000	(2)	1.97	9/30/2035
Perrin Wilson, Ph.D.
Chief Business Officer	2/10/2025	—	600,000	(2)	1.58	2/9/2035
Brett Kaplan, M.D.	—	—	—		—	—
Former Chief Operating Officer

(1)	The market value of our common stock is based on the closing price of our common stock on the Nasdaq Global Market on December 31, 2025.
(2)

This option vests over four years, with 25% of the shares vesting on the one year anniversary of the grant date, and the remainder vesting in equal monthly installments thereafter, subject to continued service.

(3)	This RSU was granted on June 27, 2024 and vests over four years, with 25% of the shares vesting annually on the anniversary of the grant date, subject to continued service.

Employment Agreements and Other Arrangements

We have entered into offer letters with each of our named executive officers in connection with their employment with Climb Bio.

Aoife Brennan, M.B., Ch.B.

In June 2024, in connection with the appointment of Dr. Brennan as our President and Chief Executive Officer, we entered into an offer letter with Dr. Brennan. The offer letter establishes Dr. Brennan’s title, her base salary, her eligibility for an annual cash bonus, and her eligibility to participate in benefit plans offered to similarly-situated employees. Pursuant to the offer letter, we granted Dr. Brennan a stock option to purchase 550,000 shares of our common stock and 275,000 RSUs, both of which are subject to service-based vesting. Pursuant to the offer letter, we pay Dr. Brennan an annual base salary, which is subject to periodic review and adjustment, and she is eligible to earn an annual bonus with a target amount of 55% of her base salary. Dr. Brennan’s annual base salary was $689,600, effective January 1, 2026.

In addition, the offer letter provides that in the event that we terminate Dr. Brennan’s employment without cause (as defined in the offer letter) or Dr. Brennan resigns for good reason (as defined in the offer letter) at any time that is not during the three months prior to, as of, or within twelve months following the effective date of a change in control (as defined in the offer letter) and subject to the satisfaction of certain conditions, including Dr. Brennan’s execution of a separation agreement containing an effective release of claims in favor of Climb Bio, we will be obligated to (1) pay to Dr. Brennan in a single lump sum an amount equal to 18 months of her then current base salary and a prorated amount of her target annual bonus opportunity for the year in which the termination of her employment occurs, or the Brennan Target Amount, (2) make payments for the continuation of Dr. Brennan’s health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for a period of up to 18 months and (3) accelerate the vesting and exercisability of any outstanding and unvested equity awards subject to time-based vesting that are held by Dr. Brennan as of immediately prior to her termination of employment and that are scheduled to vest and become exercisable in the 18 month period immediately following Dr. Brennan’s termination of employment. Alternatively, if we terminate Dr. Brennan’s employment without cause or Dr. Brennan resigns for good reason during the three months prior to, as of, or within 12 months follow the effective date of a change in control, and subject to the satisfaction of certain conditions, including Dr. Brennan’s execution of a separation agreement containing an effective release of claims in favor of Climb Bio, we will be obligated to (1) pay to Dr. Brennan in a single lump sum an amount equal to 24 months of her then current base salary and two times the Brennan Target Amount, (2) make payments for the continuation of Dr. Brennan’s health coverage under COBRA for a period of up to 18 months and (3) accelerate the vesting and exercisability of all outstanding and unvested equity awards subject to time-based vesting that are held by Dr. Brennan as of immediately prior to her termination of employment.

Susan Altschuller, Ph.D., MBA

In October 2025, in connection with the appointment of Dr. Altschuller as our Chief Financial Officer, we entered into an offer letter with Dr. Altschuller. The offer letter establishes Dr. Altschuller’s title, her base salary, her eligibility for an annual cash bonus, and her eligibility to participate in benefit plans offered to similarly-situated employees. Pursuant to the offer letter, we granted Dr. Altschuller a stock option to purchase 600,000 shares of our common stock, which is subject to service-based vesting. Pursuant to the offer letter, we pay Dr. Altschuller an annual base salary, which is subject to periodic review and adjustment, and she is eligible to earn an annual bonus with a target amount of 40% of her base salary. Dr. Altschuller’s annual base salary was $520,200, effective January 1, 2026.

In addition, the offer letter provides that in the event that we terminate Dr. Altschuller’s employment without cause (as defined in the offer letter) or Dr. Altschuller resigns for good reason (as defined in the offer letter) at any time that is not during the three months prior to, as of, or within twelve months following the effective date of a change in control (as defined in the offer letter) and subject to the satisfaction of certain conditions, including Dr. Altschuller’s execution of a separation agreement containing an effective, general release of claims in favor of us, we will be obligated to (1) (a) in the case where Dr. Altschuller has been employed with us for at least 12 months, pay to Dr. Altschuller in a single lump sum an amount equal to nine months of her then current base salary and the amount of her target annual discretionary bonus opportunity for the year in which the termination of her employment occurs, or the Altschuller Target Amount, or (b) in the case where Dr. Altschuller has been employed with us for less than 12 months, pay to Dr. Altschuller in a single lump sum an amount equal to four months of her then current base salary and the Altschuller Target Amount, (2) make payments for the continuation of Dr. Altschuller’s health coverage under COBRA for a period of (a) in the case where Dr. Altschuller has been employed with us for at least 12 months, up to nine months, or (b) in the case where Dr. Altschuller has been employed with us for less than 12 months, up to four months, and (3) accelerate the vesting and exercisability of any outstanding and unvested equity awards subject to time-based or service-based vesting that are held by Dr. Altschuller as of immediately prior to her termination of employment and that are scheduled to vest and become exercisable in the three month period immediately following Dr. Altschuller’s termination of employment. Alternatively, if we terminate Dr. Altschuller’s employment without cause or Dr. Altschuller resigns for good reason during the three months prior to, as of, or within 12 months following the effective date of a change in control, and subject to the satisfaction of certain conditions, including Dr. Altschuller’s execution of a separation agreement containing an effective, general release of claims in favor of us, we will be obligated to (1) pay to Dr. Altschuller in a single lump sum an amount equal to 12 months of her then current base salary, the Altschuller Target Amount and any annual bonus for the previous calendar year that has not yet been paid, (2) make payments for the continuation of Dr. Altschuller’s health coverage under COBRA for a period of up to 12 months and (3) accelerate the vesting and exercisability of all outstanding and unvested equity awards subject to time-based or service-based vesting that are held by Dr. Altschuller as of immediately prior to her termination of employment.

Perrin Wilson, Ph.D.

In February 2025, in connection with the appointment of Dr. Wilson as our Chief Business Officer, we entered into an offer letter with Dr. Wilson. The offer letter establishes Dr. Wilson’s title, her base salary, her eligibility for an annual cash bonus, and her eligibility to participate in benefit plans offered to similarly-situated employees. Pursuant to the offer letter, we granted Dr. Wilson a stock option to purchase 600,000 shares of our common stock, which is subject to service-based vesting. Pursuant to the offer letter, we pay Dr. Wilson an annual base salary, which is subject to periodic review and adjustment, and she is eligible to earn an annual bonus with a target amount of 40% of her base salary. Dr. Wilson’s annual base salary was $477,750, effective January 1, 2026.

In addition, the offer letter provides that in the event that we terminate Dr. Wilson’s employment without cause (as defined in the offer letter) or Dr. Wilson resigns for good reason (as defined in the offer letter) at any time that is not during the three months prior to, as of, or within twelve months following the effective date of a change in control (as defined in the offer letter) and subject to the satisfaction of certain conditions, including Dr. Wilson’s execution of a separation agreement containing an effective, general release of claims in favor of us, we will be obligated to (1) (a) in the case where Dr. Wilson has been employed with us for at least 9 months, pay to Dr. Wilson in a single lump sum an amount equal to nine months of her then current base salary and the amount of her target annual discretionary bonus opportunity for the year in which the termination of her employment occurs, or the Wilson Target Amount, or (b) in the case where Dr. Wilson has been employed with us for less than 9 months, pay to Dr. Wilson in a single lump sum an amount equal to four months of her then current base salary and the Wilson Target Amount, (2) make payments for the continuation of Dr. Wilson’s health coverage under COBRA for a period of (a) in the case where Dr. Wilson has been employed with us for at least 9 months, up to nine months, or (b) in the case where Dr. Wilson has been employed with us for less than 9 months, up to four months, and (3) accelerate the vesting and exercisability of any outstanding and unvested equity awards subject to time-based or service-based vesting that are held by Dr. Wilson as of immediately prior to her termination of employment and that are scheduled to vest and become exercisable in the three month period immediately following Dr. Wilson’s termination of employment. Alternatively, if we terminate Dr. Wilson’s employment without cause or Dr. Wilson resigns for good reason during the three months prior to, as of, or within 12 months following the effective date of a change in control, and subject to the satisfaction of certain conditions, including Dr. Wilson’s execution of a separation agreement containing an effective, general release of claims in favor of us, we will be obligated to (1) pay to Dr. Wilson in a single lump sum an amount equal to 12 months of her then current base salary, the Wilson Target Amount and any annual bonus for the previous calendar year that has not yet been paid, (2) make payments for the continuation of Dr. Wilson’s health coverage under COBRA for a period of up to 12 months and (3) accelerate the vesting and exercisability of all outstanding and unvested equity awards subject to time-based or service-based vesting that are held by Dr. Wilson as of immediately prior to her termination of employment.

Brett Kaplan, M.D.

In July 2024, in connection with the appointment of Dr. Kaplan as our Chief Operating Officer, we entered into an offer letter with Dr. Kaplan. The offer letter established Dr. Kaplan’s title, his base salary, his eligibility for an annual bonus, and his eligibility to participate in benefit plans offered to similarly-situated employees. Pursuant to the offer letter, we granted Dr. Kaplan a stock option to purchase 465,000 shares of our common stock and 77,500 RSUs, both of which were subject to service-based vesting. Pursuant to the offer letter, we paid

Dr. Kaplan an annual base salary, which was subject to periodic review and adjustment, and he was eligible to earn an annual bonus with a target amount of 45% of his base salary. Dr. Kaplan’s annual base salary was $515,000, effective January 1, 2025.

In addition, the offer letter provided that in the event that we terminated Dr. Kaplan’s employment without cause (as defined in the offer letter) or Dr. Kaplan resigned for good reason (as defined in the offer letter) at any time that was not during the three months prior to, as of, or within twelve months following the effective date of a change in control (as defined in the offer letter) and subject to the satisfaction of certain conditions, including Dr. Kaplan’s execution of a separation agreement containing an effective release of claims in favor of Climb Bio, we would have been obligated to (1) pay to Dr. Kaplan in a single lump sum an amount equal to nine months of his then current base salary and any annual bonus for the previous calendar year that has not yet been paid, (2) make payments for the continuation of Dr. Kaplan’s health, dental and vision coverage under COBRA for a period of up to nine months and (3) accelerate the vesting and exercisability of any outstanding and unvested equity awards subject to time-based vesting that were held by Dr. Kaplan as of immediately prior to his termination of employment and that were scheduled to vest and become exercisable in the six month period immediately following Dr. Kaplan’s termination of employment. Alternatively, if we terminated Dr. Kaplan’s employment without cause or Dr. Kaplan resigned for good reason during the three months prior to, as of, or within 12 months follow the effective date of a change in control, and subject to the satisfaction of certain conditions, including Dr. Kaplan’s execution of a separation agreement containing an effective release of claims in favor of Climb Bio, we would have been obligated to (1) pay to Dr. Kaplan in a single lump sum an amount equal to 12 months of his then current base salary, the amount of his target annual bonus opportunity for the year in which the termination of his employment occurred and any annual bonus for the previous calendar year that has not yet been paid, (2) make payments for the continuation of Dr. Kaplan’s health, dental and vision coverage under COBRA for a period of up to 12 months and (3) accelerate the vesting and exercisability of all outstanding and unvested equity awards subject to time-based vesting that were held by Dr. Kaplan as of immediately prior to his termination of employment.

Separation and Release of Claims Agreement with Brett Kaplan, M.D.

On May 23, 2025, we and Brett Kaplan mutually agreed that Dr. Kaplan would separate from us. In addition, we entered into a Separation and Release of Claims Agreement, or the Separation Agreement, with Dr. Kaplan, governing the terms of his separation from us. Pursuant to the Separation Agreement and subject to Dr. Kaplan’s execution and non-revocation of an additional release of claims in favor of us and our affiliates, Dr. Kaplan was entitled to: (1) a lump sum cash payment equal to three months of his base salary and (2) payments for the continuation of his health coverage under COBRA for a period of up to three months from May 23, 2025. The Separation Agreement also provided for, among other things, non-disclosure, non-disparagement and cooperation obligations applicable to Dr. Kaplan and a reaffirmation of Dr. Kaplan’s obligations under the employee confidential information, inventions assignment, non-competition and non-solicitation agreement he previously entered into with us.

401(k) Plan
We maintain a 401(k) retirement savings plan for our U.S.-based employees who satisfy certain eligibility requirements. The 401(k) plan is intended to qualify as a tax-qualified
plan under the Internal Revenue Code. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax
basis through contributions to the 401(k) plan.
Policies and Practices Related to the Grant of Certain Equity Awards
We grant stock options to our employees and
non-employee
directors on an annual basis. We may also grant stock options to individuals upon hire or promotion or for retention purposes. We currently do not grant stock appreciation rights or similar option-like instruments. We have established practices regarding the timing of stock option, stock appreciation rights and similar option-like instrument grants in relation to the release of material nonpublic information, or MNPI. Our compensation committee or board of directors determines the timing of such awards based on several factors, including our financial performance, market conditions, transactions, and individual performance metrics on an annual basis. Our compensation committee or board of directors takes into account MNPI when determining the timing and terms of an award to ensure that grants are not made in close proximity to the release of such information, including at any time during the period beginning four business days before and ending one business day after the filing of any Form
10-Q
or
10-K,
or the filing or furnishing of a Form
8-K
that discloses MNPI. Additionally, we do not time the disclosure of MNPI for the purpose of affecting the value of executive compensation.
Compensation Committee Interlocks and Insider Participation
No member of our compensation committee is or has been a current or former officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more of its executive officers serving on our board of directors or our compensation committee.

Director Compensation

Director Compensation Table

The table below shows all compensation to our non-employee directors, including compensation for their services as a member or a Chair of one of our standing committees, during the year ended December 31, 2025. Aoife Brennan, our President and Chief Executive Officer, did not receive any additional compensation for service as a director during 2025. Dr. Brennan’s compensation as an executive officer is set forth above under “—Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Alexander (Bo) Cumbo	43,743	124,924	168,667
Kimberlee Drapkin	45,645	124,924	170,569
Judith Dunn, Ph.D.	49,496	40,252	89,748
Andrew Levin, M.D., Ph.D.	38,871	40,252	79,123
Adam Rosenberg (2)	20,767	—	20,767
Simon Tate (3)	—	—	—
Stephen Thomas, Ph.D.	38,871	40,252	79,123
Douglas Williams, Ph.D.	85,520	119,811	205,331

(1)

The amounts reported represent the aggregate grant date fair value of stock options awarded in 2025, calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value are set forth in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options. As of December 31, 2025, Alexander (Bo) Cumbo held 120,000 shares of common stock subject to outstanding option awards, Kimberlee Drapkin held 120,000 shares of common stock subject to outstanding option awards, Judith Dunn held 124,581 shares of common stock subject to outstanding option awards, Andrew Levin held 90,000 shares of common stock subject to outstanding option awards, Adam Rosenberg held no shares of common stock subject to outstanding option awards, Simon Tate held no shares of common stock subject to outstanding option awards, Stephen Thomas held 40,000 shares of common stock subject to outstanding option awards, and Douglas Williams held 145,164 shares of common stock subject to outstanding option awards.

(2)	Mr. Rosenberg resigned from our board of directors effective June 4, 2025.
(3)	Mr. Tate resigned from our board of directors effective March 28, 2025.

Non-Employee Director Compensation Policy

Under our non-employee director compensation policy, we pay our non-employee directors an annual cash retainer of $40,000 for serving on our board of directors and an annual cash retainer for serving on each committee on which the director is a member, as described further below. The Chair of the board is also entitled to an annual cash retainer of $30,000. The Chair of the board and of each committee receives higher retainers for such service. We also make initial and annual equity awards to our non-employee directors and reimburse them for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and any committee of our board of directors on which they serve.

The Chairs and the members of the following three committees of the board are entitled to the following additional annual cash retainers:

Board Committee	Member Annual Retainer	Chair Incremental Annual Retainer
Audit Committee	$7,500	$7,500
Compensation Committee	5,000	5,000
Nominating and Corporate Governance Committee	5,000	5,000

The retainers are payable in arrears in four equal quarterly installments on the last day of each fiscal quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on the board, on such committee or in such position.

In addition, each non-employee director receives, upon his or her initial election or appointment to our board of directors, an option to purchase 80,000 shares of our common stock. The initial award will have a term of ten years and will vest as to 2.7778% of the shares underlying such award at the end of each successive one-month period following the grant date until the third anniversary of the grant date, subject to the director’s continued service to us through the applicable vesting date. The vesting will accelerate to 100% of the shares upon a Change in Control (as defined in our 2021 Plan). The exercise price will be the closing price of our common stock as reported on Nasdaq on the date of grant.

On the date of each annual meeting of stockholders, each non-employee director will be granted an option to purchase 40,000 shares of our common stock. The annual award will have a term of ten years and will vest in full on the one-year anniversary of the grant date (or, if earlier, the date immediately prior to the date of the first annual meeting of stockholders occurring after the grant date), subject to the director’s continued service to us through such applicable vesting date. The vesting will accelerate as to 100% of the shares upon a Change of Control. The exercise will be the closing price of our common stock as reported on Nasdaq on the date of grant.

In addition, in recognition of Dr. Williams joining our board of directors shortly before we amended our non-employee director compensation policy in March 2025, our board of directors, upon the recommendation of the compensation committee of our board of directors, approved the grant to Dr. Williams, effective as of March 31, 2025, of a special, one-time option award to purchase 78,873 shares of our common stock, or the additional grant. The additional grant has a ten-year term and will vest as to 2.7778% of the shares underlying the additional award at the end of each successive one-month period following November 8, 2024 until the third anniversary of November 8, 2024, subject to Dr. Williams’ continued service to us through the applicable vesting date. The vesting will accelerate to 100% of the shares upon a Change in Control (as defined in our 2021 Plan). The exercise price of the additional award is the closing price of our common stock as reported on Nasdaq on the date of grant.

Securities Authorized for Issuance Under Our Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2025. As of December 31, 2025, we had three equity compensation programs: our 2021 Plan, our 2021 Employee Stock Purchase Plan, and our 2025 Inducement Plan, as amended, which was adopted without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4).

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	4,635,674	(2)	$3.32	4,861,613	(3)(4)
Equity compensation plans not approved by security holders	2,000,000	(5)	$1.67	—	(6)

Total	6,635,674		$2.81	4,861,613

(1)

Represents the weighted average exercise price of stock options to purchase 6,427,777 shares of our common stock that were outstanding as of December 31, 2025, but does not include outstanding RSUs as such awards do not have an exercise price.

(2)	Consists of (i) 4,427,777 shares issuable upon exercise of outstanding stock options under the 2021 Plan and (ii) 207,897 shares issuable upon the settlement of outstanding RSUs under the 2021 Plan.
(3)

As of December 31, 2025, 3,124,834 shares were available for future issuance under the 2021 Plan, which became effective on July 29, 2021. The number of shares of our common stock reserved for issuance under the 2021 Plan increases (i) from time to time by the number of shares of our common stock subject to outstanding awards under the 2019 Equity Incentive Plan, as amended, that expire or terminate, are forfeited or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares, or are withheld or reacquired to satisfy the exercise, strike or purchase price or tax withholding obligations, and (ii) automatically on January 1st of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to 5% of the number of shares of our common stock outstanding on December 31st of the preceding year; provided that our board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of our common stock. On January 1, 2026, an additional 2,388,316 shares of our common stock were reserved for issuance under the 2021 Plan, which shares are not reflected in the number of shares available for issuance under the 2021 Plan in the table above.

(4)

As of December 31, 2025, 1,736,779 shares were reserved for future issuance under the 2021 Employee Stock Purchase Plan, which became effective on July 29, 2021. The number of shares of our common stock reserved for issuance under the 2021 Employee Stock Purchase Plan increases annually on January 1st of each year for a period of up to ten years, commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to 1% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year; provided that our board of directors may act prior to the first day of any calendar year to provide that there will be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of our common stock. On January 1, 2026, an additional 477,663 shares of our common stock were reserved for issuance under the 2021 Employee Stock Purchase Plan, which shares are not reflected in the number of shares available for issuance under the 2021 Employee Stock Purchase Plan in the table above.

(5)	Consists of 2,000,000 shares issuable upon exercise of outstanding stock options under the 2025 Inducement Plan, as amended.
(6)

As of December 31, 2025, no shares were available for issuance under our 2025 Inducement Plan, as amended. The material features of our equity compensation plans, including the 2025 Inducement Plan, as amended, are more fully described in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. In September 2025, our board of directors amended the 2025 Inducement Plan, as amended, to increase the number of shares reserved and authorized for issuance under the plan by 750,000 shares.

CERTAIN RELATED-PERSON TRANSACTIONS

Other than the compensation arrangements for our named executive officers, which are described elsewhere in this proxy statement, below are transactions since January 1, 2024 in which we have participated or will be a participant and:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our voting securities, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Exchange Agreement

In December 2025, we entered into an exchange agreement, or the Exchange Agreement, with RA Capital Management L.P., or RA Capital, and an entity affiliated with RA Capital, or the Exchanging Holder, pursuant to which the Exchanging Holder exchanged an aggregate of 20,440,000 shares of our common stock beneficially owned by the Exchanging Holder for a prefunded warrant to purchase the same number of shares of our common stock. The Exchanging Stockholders and their affiliates beneficially held 5% or more of our voting securities at the time we entered into the Exchange Agreement. The shares of our common stock exchanged by the Exchanging Holder were retired. The prefunded warrant is exercisable at any time; however, the Exchanging Holder will not be entitled to exercise any portion of the prefunded warrant if, upon giving effect or immediately prior to such exercise, such exercise would result in the aggregate number of shares of our common stock beneficially owned by RA Capital, the Exchanging Holder and their respective affiliates, collectively, to exceed 33.0% of the number of shares of our common stock issued and outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the prefunded warrant. The Exchanging Holder may increase or decrease such percentage to any other percentage not in excess of 33.0%; provided that any such increase will not be effective until the 61st day after notice from the Exchanging Holder is delivered to us. In addition, in accordance with the terms of the Exchange Agreement, RA Capital and the Exchanging Holder have agreed to, and to cause each other account or fund managed by or affiliated with RA Capital to, vote all securities beneficially owned by them or their respective affiliates in excess of 33.0% of the total voting power of our outstanding capital stock, in proportion to and in accordance with the vote of all of our stockholders (excluding RA Capital and the Exchanging Holder and their respective affiliates).

Private Placement in Support of the Acquisition of Tenet Medicines, Inc.

On April 10, 2024, in connection with our acquisition, or the acquisition, of Tenet Medicines, Inc., or Tenet, we entered into a securities purchase agreement with several accredited institutional investors, or PIPE investors, pursuant to which we issued and sold to the PIPE Investors in a private placement an aggregate of 31,238,282 shares of our common stock. We received aggregate net proceeds from the private placement of approximately $119.7 million. The following table summarizes the shares of our common stock that holders of more than 5% of our voting securities purchased in the private placement.

Name	Number of Shares of Common Stock Purchased	Purchase Price Paid
RA Capital Healthcare Fund, L.P. (1)	11,949,171	$45,902,023.45
RA Capital Nexus Fund III, L.P. (1)	1,059,375	$4,069,525.50

(1)	See “Security Ownership of Certain Beneficial Owners and Management” for additional information about shares held by this entity.

In connection with the private placement related to the acquisition, we entered into a registration rights agreement, pursuant to which we are required to register for resale the shares to be purchased in the private placement and the consideration issued in the acquisition. Pursuant to this agreement, in July 2024, we filed a registration statement covering the resale of the shares purchased by the purchasers in the private placement and the consideration issued in connection with the acquisition.

Investor Rights Agreement

We are party to an investor rights agreement, as amended in March 2021, with certain current and former holders of our common stock, including entities affiliated with certain of our current and former directors. The investor rights agreement provides the holders of our common stock with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. Andrew Levin, M.D., Ph.D., Liam Ratcliffe, M.D., Ph.D., who resigned from our board of directors in November 2024, and Simon Tate, who resigned from our board of directors in March 2025, are affiliated with RA Capital, AI ETI LLC and Intermediate Capital Group plc, respectively. The holders of 5,422,469 shares of common stock are entitled to rights with respect to the registration of their shares of common stock under the Securities Act of 1933 as amended, or Securities Act, under the investor rights agreement. The registration of shares of our common stock pursuant to the exercise of certain registration rights would enable the holders to sell these shares without restriction under the Securities Act, when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts and commissions, of the shares registered pursuant to certain demand, piggyback and Form S-3 registrations.

Tenet Agreements

Services Agreement with Sera Services, Inc.

In November 2023, Tenet entered into an agreement, or the Sera Services Agreement, with Sera Services, Inc., or Sera Services, a wholly-owned subsidiary of Sera Medicines, which was subsequently transferred to us by operation of law upon the closing of the acquisition. Pursuant to the Sera Services Agreement, Sera Services provides research and other services to us. Sera Medicines is an entity controlled by RA Capital, which together with certain of its affiliated funds, or RA Capital, beneficially owns over 5% of our common stock. Dr. Stephen Thomas, a member of our board of directors, owns a minority ownership in and is also the Chief Executive Officer and a director of Sera Medicines.

Under the terms of the Sera Services Agreement, we compensate Sera Services on a fully burdened cost basis for personnel time devoted to our projects. In addition, we reimburse Sera Services on a cost basis for any subcontractor costs incurred. We pay Sera Services on a monthly basis, in arrears, for services performed and costs incurred.

The Sera Services Agreement has a term of two years and will automatically renew on its anniversary date for additional one-year terms. We may terminate the Sera Services Agreement by giving 30 days’ prior notice to Sera Services. We paid approximately $0.1 million to Sera Services for services provided under the Sera Services Agreement for the year ended December 31, 2024. No services were provided under the Sera Services Agreement for the fiscal year ended December 31, 2025 and, in March 2026, we terminated the agreement.

Services Agreement with Blackbird Clinical, Inc.

Tenet entered into a service agreement, or the Blackbird Services Agreement, with Blackbird Clinical, Inc., or Blackbird, an entity controlled by RA Capital, in December 2023. Under the terms of the Blackbird Services

Agreement, Blackbird provided consulting services to Tenet in connection with its clinical trials, including study strategy, clinical operations and patient operations. In October 2024, we terminated the Blackbird Service Agreement, and so we made no payments to Blackbird for the fiscal year ended December 31, 2025.

Consulting Agreement

On June 27, 2024, we entered into a consulting agreement with Dr. Thomas pursuant to which Dr. Thomas was paid a fixed consulting fee equal to $10,000 per month from June 27, 2024 to November 1, 2024, as well as a transaction bonus in the amount of $150,000 in connection with the acquisition. Pursuant to an amendment to Dr. Thomas’ consulting agreement, effective as of November 1, 2024, Dr. Thomas is paid a consulting fee of $350.00 per hour. Additionally, on June 27, 2024, our board of directors granted to Dr. Thomas 200,750 RSUs under our 2021 Plan. Of the RSUs granted to Dr. Thomas, 100,375, which were subject to continued service, vested with respect to 50% of such RSUs on January 1, 2025, 25% of such RSUs on March 27, 2025 and the remaining 25% of such RSUs on June 27, 2025. The remaining 100,375 RSUs, which were subject to the satisfaction of performance conditions, vested on August 7, 2025 when such performance conditions were deemed to be achieved.

Indemnification Agreements

Our Certificate of Incorporation, as amended, provides that we may indemnify our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, or DGCL, and our amended and restated bylaws provide that we will indemnify our directors and officers and may indemnify our other employees and other agents to the maximum extent permitted by the DGCL. In addition, we have entered into and expect to continue to enter into agreements to indemnify our directors and executive officers.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or holders of more than 5% of our voting securities (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief accounting officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the Chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of such entity, that is a participant in the transaction, where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our Certificate of Incorporation or amended and restated bylaws.

The policy provides that transactions involving compensation of executive officers or directors shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

In addition, our related person transaction policy requires that a director recuse himself or herself from any vote or discussion of a transaction that would provide any controlling stockholder (as defined under the DGCL) of ours or a director with a material relationship (as such term is defined under the DGCL) and a material non-ratable benefit.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2026 by:

•	each of our directors;

•	each of our named executive officers;

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

The percentage of shares beneficially owned is based on a total of 47,768,543 shares of our common stock outstanding as of March 31, 2026.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock that an individual has a right to acquire within 60 days after March 31, 2026 are considered outstanding and beneficially owned by the person holding such right for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner is c/o Climb Bio, Inc., 20 William Street, Suite 145, Wellesley Hills, Massachusetts 02481.

Name of Beneficial Owners	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders
Entities affiliated with RA Capital(1)	17,937,028	33.0%
Pontifax(2)	5,206,380	10.9%
MPM BioImpact LLC(3)	2,671,480	5.6%
Executive Officers and Directors
Andrew Levin, M.D., Ph.D.(4)	50,000	*
Judith Dunn, Ph.D.(5)	84,581	*
Douglas Williams, Ph.D.(6)	48,333	*
Stephen Thomas, Ph.D.	154,657	*
Alexander Cumbo(7)	31,111	*
Kimberlee Drapkin(8)	31,111	*
Aoife Brennan, M.B., Ch.B. (9)	695,006	1.4%
Susan Altschuller, PhD., MBA	—	*
Perrin Wilson, Ph.D. (10)	187,500	*
Brett Kaplan, M.D.	—	*
All current executive officers and directors as a group (9 persons) (11)	1,282,299	2.6%

*	Less than 1%.
(1)

The number of shares beneficially owned (and other information in this footnote) is based on a Schedule 13D/A filed with the SEC on December 15, 2025 and a Form 4 filed with the SEC on January 7, 2026. Consists of: (i) 3,403,429 shares of common stock held directly by RA Capital Healthcare Fund, L.P., or the Fund, (ii) prefunded warrants to purchase up to 6,586,089 shares of common stock held by the Fund, and excludes prefunded warrants to purchase an additional 13,853,911 shares of common stock (the prefunded warrants may not be exercised to the extent that the holder (together with its affiliates) would beneficially own more than 33% of our shares of outstanding common stock after giving effect to such exercise), (iii) 2,479,872 shares of common stock held directly by Sera Medicines, LLC, or Sera, (iv) 1,226,497 shares of common stock held directly by RA Capital Nexus Fund, L.P., or the Nexus Fund, (v) 483,679 shares of common stock held directly by RA Capital Nexus Fund II, L.P., or the Nexus Fund II, (vi) 2,866,375 shares of common stock held directly by Nexus Fund III, L.P. or the Nexus Fund III, (vii) 841,087 shares of common stock held directly by a separately managed account, or the Account, and (viii) 50,000 vested stock options (right to buy) held by Dr. Levin for the benefit of RA Capital Management, L.P. RA Capital Management, L.P. (the “Adviser”) is the investment manager for the Fund, the Nexus Fund, RA, the Nexus Fund II, the Nexus Fund III and the Account. The general partner of the Adviser is RA Capital Management GP, LLC (the “Adviser GP”), of which Dr. Peter Kolchinsky and Mr. Rajeev Shah are the managing members. The Fund and the Nexus Fund III collectively own approximately 75% of the outstanding equity interests of Sera. Accordingly, each of the Fund, the Nexus Fund III and the Adviser may be deemed to beneficially own the securities held by Sera. The Adviser, the Adviser GP, the Fund, the Nexus Fund, the Nexus Fund II, the Nexus Fund III, Dr. Kolchinsky and Mr. Shah disclaim beneficial ownership of the reported securities, except to the extent of their respective pecuniary interest therein. The address of the persons and entities listed above is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.
(2)

The number of shares beneficially owned (and other information in this footnote) is based on a Schedule 13G filed with the SEC on September 18, 2025. Consists of (i) 3,312,625 shares of common stock issued to Pontifax (Israel) VI L.P. and (ii) 1,893,755 shares of common stock issued to Pontifax (Cayman) VI L.P. The General Partner of Pontifax (Israel) VI L.P. and Pontifax (Cayman) VI L.P. is Pontifax VI G.P. L.P. The General Partner of Pontifax VI G.P. L.P. is Pontifax Management 4 G.P. (2015) Ltd. Mr. Tomer Kariv and Mr. Ran Nussbaum are the managing members of the partnerships mentioned above. The address of the persons and entities listed above is 14 Shenkar Street, Herzlia 46725, Israel.

(3)

The number of shares beneficially owned (and other information in this footnote) is based on a Schedule 13G filed with the SEC on February 17, 2026. Consists of 2,671,480 shares of common stock held by MPM BioImpact LLC. The address of MPM BioImpact LLC above is 399 Boylston Street, Suite 1100 Boston, MA 02116.

(4)	Consists of 50,000 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2026. Dr. Levin holds these stock options for the benefit of RA Capital Management, L.P.
(5)	Consists of 84,581 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2026.
(6)	Consists of 48,333 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2026.
(7)	Consists of 31,111 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2026.
(8)	Consists of 31,111 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2026.
(9)	Includes 646,874 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2026.
(10)	Consists of 187,500 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2026.
(11)

Consists of (i) 202,789 shares of common stock held directly or indirectly by all current executive officers and directors as a group and (ii) 1,079,510 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2026.

PROPOSAL NO. 3

AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, RELATING TO THE REMOVAL OF DIRECTORS FOR “CAUSE”

We are asking our stockholders to approve a proposed amendment to Article V, Section C of our Amended and Restated Certificate of Incorporation, as amended, relating to the removal of directors for “cause”, as further described below.

On March 30, 2026, our board of directors unanimously approved and declared advisable the proposed amendment to our Amended and Restated Certificate of Incorporation, as amended, and recommended that our stockholders approve the proposed amendment. If our stockholders approve this proposal, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment to our Amended and Restated Certificate of Incorporation, as amended, in the form attached as Appendix A to this proxy statement promptly following the Annual Meeting. Upon its effectiveness, such Certificate of Amendment would delete the last sentence of Article V, Section C of our Amended and Restated Certificate of Incorporation, as amended.

Overview of the Proposed Amendment

The proposed amendment would delete language currently in Article V, Section C of our Amended and Restated Certificate of Incorporation, as amended, that defines when cause is deemed to exist in connection with the removal of directors. Such language currently states: “For purposes of this Section C of Article V, “cause” shall mean, with respect to any director, (x) the willful failure by such director to perform, or the gross negligence of such director in performing, the duties of a director, (y) the engaging by such director in willful or serious misconduct that is injurious to the Corporation or (z) the conviction of such director of, or the entering by such director of a plea of nolo contendere to, a crime that constitutes a felony.” If the proposed amendment is approved by our stockholders, this sentence would be deleted.

Rationale for the Proposed Amendment

Under our Amended and Restated Certificate of Incorporation, as amended, members of our board of directors may be removed for “cause”, as required by Section 141(k) of the DGCL. Section 141(k) does not define “cause” for this purpose. Although our board of directors believes that the definition of “cause” in the sentence that would be removed if the proposed amendment is adopted by our stockholders does not limit the meaning of “cause” as contemplated by Section 141(k) and Delaware case law interpreting Section 141(k), following stockholder engagement on this issue, our board of directors believes that the proposed amendment is advisable and in our and our stockholders’ best interests, as it confirms that the rights afforded to our stockholders under our Amended and Restated Certificate of Incorporation, as amended, are commensurate with those provided under Section 141(k) of the DGCL and related Delaware case law, and aligns the text of our Amended and Restated Certificate of Incorporation, as amended, with the governing documents of many other companies.

Text of Proposed Amendment

Accordingly, we ask our stockholders to vote on the following resolution:

“RESOLVED, that the Company’s stockholders approve an amendment to Article V, Section C of the Company’s Amended and Restated Certificate of Incorporation, as amended, to delete the text with a strikethrough below:

“C. Removal of Directors. Subject to the rights of any series of Preferred Stock to remove directors elected by such series of Preferred Stock, following the closing of the Initial Public Offering, any or all of the directors of the Corporation may be removed from office at any time, but only for cause so long as the Board of Directors is classified and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then-outstanding shares of the capital stock of the Corporation entitled to vote generally at an election of directors considered for purposes of this Section C of Article V as one class. ~~For purposes of this Section C of Article V, “cause” shall mean, with respect to any director, (x) the willful failure by such director to perform, or the gross negligence of such director in performing, the duties of a director, (y) the engaging by such director in willful or serious misconduct that is injurious to the Corporation or (z) the conviction of such director of, or the entering by such director of a plea of nolo contendere to, a crime that constitutes a felony.~~”

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, RELATING TO THE REMOVAL OF DIRECTORS FOR “CAUSE.”

PROPOSAL NO. 4

AMENDMENT TO OUR 2021 EQUITY INCENTIVE PLAN TO AMEND THE PROVISION PROVIDING FOR AN AUTOMATIC SHARE POOL INCREASE TO INCLUDE PREFUNDED WARRANTS IN THE CALCULATION OF THE ANNUAL INCREASE

Why We are Requesting Stockholder Approval

We are asking stockholders to approve an amendment to the Climb Bio, Inc. 2021 Equity Incentive Plan, or the Current Plan, to include, beginning in 2027, the number of shares of our common stock subject to outstanding prefunded warrants, together with the number of actual outstanding shares of common stock, in the calculation of the automatic share pool increase each year, or such amendment, the 2021 Plan Amendment. We refer to the Current Plan, as amended by the 2021 Plan Amendment, as the Amended Plan.

Our board of directors believes that our success depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating the best talent in what is a tremendously competitive labor market. Central to these objectives is our equity-based compensation program, which is consistent with our compensation philosophy and the compensatory practices of other companies in our peer group and other companies that we compete with for talent. We and our board of directors understand that our equity-compensation needs must be balanced against the dilutive effect of such programs on our stockholders. To that end, and based on careful weighing of these considerations, as more fully described below, on March 30, 2026, or the Board Approval Date, upon the recommendation of the compensation committee of the board of directors, and subject to stockholder approval, the board of directors adopted the 2021 Plan Amendment.

The Current Plan is our existing equity incentive plan, which was originally approved by the board of directors on July 26, 2021 and by our stockholders on July 29, 2021. When the Current Plan was adopted, we expected, due to the inclusion of an automatic share pool increase, or evergreen, provision, that the share pool under the Current Plan would allow us to continue to grant equity awards at our historic rates for approximately ten years. However, the existing terms of the evergreen do not account for the number of shares of our common stock that are now subject to prefunded warrants, which prefunded warrants may be exercised (since the exercise price has already been paid by the holders of the warrants), subject to certain beneficial ownership limitations. As of March 31, 2026, we had outstanding 47,768,543 shares of common stock and prefunded warrants to purchase an aggregate of 20,440,000 shares of common stock. Because prefunded warrants are functionally and economically equivalent to shares of common stock (except that prefunded warrants do not have the right to vote unless and until they are exercised), we believe that the terms of the evergreen provision must be revised as set forth in the 2021 Plan Amendment in order to align the plan with our equity compensation needs, including the ability to grant equity awards on a percent-of-company basis that are consistent with our peers and other companies that we compete with for talent. No other changes are being made to the Current Plan.

We generally intend to utilize the Amended Plan as we have utilized the Current Plan: specifically, to grant equity awards to our employees, non-employee directors, consultants, and advisors in order to incentivize, retain and reward those who are critical to our success. Our board of directors determined the changes to the evergreen provision based on projected annual equity awards to our employees and non-employee directors, employee recognition and promotion awards, and an assessment of the magnitude of the share reserve under the Amended Plan that our stockholders would likely find acceptable. If stockholders approve the 2021 Plan Amendment, subject to adjustment in the event of stock splits and other similar events, the aggregate number of shares of common stock that may be issued pursuant to awards may not exceed the sum of: (i) 2,558,790 shares of common stock (for the avoidance of doubt, before giving effect to any increases to this figure that occurred pursuant to (iii) below between January 1, 2022 and including January 1, 2026); (ii) up to 2,657,315 shares of common stock subject to awards granted under the Company’s 2019 Equity Incentive Plan, as amended, that were outstanding as of the date that the Current Plan became effective which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right or which shares are withheld or reacquired to satisfy the exercise, strike, purchase price of a tax withholding obligation of such awards and (iii) (A) an annual increase to be added on each January 1 beginning with January 1, 2022 and continuing for each calendar year until and including January 1, 2026 equal to the lesser of (I) 5% of outstanding shares of common stock on the immediately preceding December 31 and (II) an amount determined by our board of directors and (B) an annual increase to be added on each January 1 beginning with January 1, 2027 and continuing for each calendar year until and including January 1, 2031 equal to the lesser of (I) 5% of the sum of (1) the number of outstanding shares of common stock and (2) the number of shares of our common stock subject to prefunded warrants, each as of the immediately preceding December 31, and (II) an amount determined by the board of directors.

We have relied on the inducement grant exception under Nasdaq Listing Rule 5635(c)(4) to grant nonstatutory stock options, or Inducement Awards, to certain of our newly hired employees who are eligible under the Nasdaq rules to receive such grants. We may continue using Inducement Awards for our new-hire equity grants by making Inducement Awards under our 2025 Inducement Plan, as amended, or the Inducement Plan, and the number of shares of our common stock available under the Amended Plan will be, if the 2021 Plan Amendment is approved, carefully administered to enable us to make other new hire equity grants as well as equity grants to our current employees and other service providers under the Amended Plan.

The following table includes information, as of March 31, 2026, regarding all of our outstanding equity awards under all of our equity-based compensation plans and arrangements under which shares of common stock may be issued. This includes shares subject to outstanding awards under our 2019 Equity Incentive Plan, the Current Plan and outstanding Inducement Awards, but does not include shares issuable under our 2021 Employee Stock Purchase Plan, or the ESPP.

Number of outstanding stock options	8,481,645
Weighted average exercise price of outstanding stock options	$3.15
Weighted average remaining contractual term of outstanding stock options (years)	9.1
Number of outstanding restricted stock units	207,775
Shares available under the Inducement Plan	0
Shares available under the 2019 Equity Incentive Plan	0
New shares requested for approval pursuant to the Amended Plan (without regard to annual share increases)	0
Total number of shares available for the grant of new awards under all equity-based compensation plans, assuming stockholder approval of the Amended Plan (without regard to any future annual share increases)	3,457,199
Number of shares of common stock outstanding and number of shares of common stock subject to prefunded warrants	68,208,543

As of March 31, 2026, there were no outstanding restricted stock, stock appreciation rights, or SARs, or any other stock-based awards.

If the Amended Plan is approved by our stockholders, we expect that the changes to the evergreen provision under the Amended Plan will allow us to continue to grant market-competitive equity awards (other than to newly hired employees, who may receive awards under the Inducement Plan to the extent eligible) at our historic rates for approximately five years, but the actual duration of the share pool may vary based on changes in participation, our stock price and market practice.

We believe that our stock-based compensation programs have been integral to our success in the past and will be important to our ability to succeed in the future. If the 2021 Plan Amendment is not approved by our stockholders, we may not be able to make equity incentive awards to meet our retention needs in a highly competitive market, which could have an adverse impact on our business. Further, if the 2021 Plan Amendment is not approved, we could be forced to increase cash compensation, which will reduce the resources we are able to allocate to meeting our business needs and objectives. Therefore, the approval of the 2021 Plan Amendment is vital to our future success.

Our board of directors believes approval of the 2021 Plan Amendment is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2021 Plan Amendment.

Following below is a discussion of:

•	Highlights of the Amended Plan;

•	Reasons Why Stockholders Should Approve the 2021 Plan Amendment;

•	Information Regarding Overhang and Burn Rate; and

•	Description of the Amended Plan.

Highlights of the Amended Plan

The Amended Plan includes several features that are consistent with protecting the interests of our stockholders and sound corporate governance practices. These features are highlighted below and are more fully described in the summary of the Amended Plan further below in this proposal.

Clawback Policy. All awards granted under the Amended Plan will be subject to recoupment in accordance with any clawback policy that we have in effect or adopt in the future to the extent applicable and permissible under applicable law. Our executive officers are subject to our Incentive Compensation Recoupment Policy that we adopted in October 2023.

No Automatic Vesting of Awards on a Change in Control Event. The Amended Plan does not provide for the automatic vesting of awards in connection with a change in control event.

No Discounted Stock Options or SARs. All stock options and SARs must have an exercise or strike price that is at least equal to the fair market value of the underlying common stock on the date of grant.

Limit on Non-Employee Director Compensation. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director with respect to any calendar year, including awards granted and fees paid by the company to the non-employee director, not exceed $750,000 in the case of an incumbent director or $1,000,000 in any calendar year for any individual non-employee director in such non-employee director’s initial calendar year of election or appointment, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

Material Amendments Require Stockholder Approval. Stockholder approval is required prior to an amendment of the Amended Plan pursuant to applicable law, including any amendment of the Amended Plan that would (i) materially increase the number of shares authorized (other than as provided under the Amended Plan with respect to certain corporate events or substitute awards), (ii) expand the types of awards that may be granted, or (iii) materially expand the class of participants eligible to participate.

Administered by an Independent Committee. The Amended Plan is administered by our compensation committee, as delegated by our board of directors. Our compensation committee is made up entirely of independent directors.

Reasons Why Stockholders Should Approve the 2021 Plan Amendment

Incentivizes, Retains and Motivates Talent. It is critical to our success that we incentivize, retain and motivate the best talent in what is a tremendously competitive labor market. Our equity-based compensation program has always been and will continue to be a key component in our ability to pay market-competitive compensation to our employees.

Aligns with Our Pay-for-Performance Compensation Philosophy. We believe that equity-based compensation is inherently performance-based. As the value of our stock appreciates, our employees receive greater compensation at the same time that our stockholders are receiving a greater return on their investment. Conversely, if the stock price does not appreciate following the grant of an equity award, then our employees would not receive any compensation in respect of stock options and would receive lower compensation than intended in respect of restricted stock units.

Aligns Employee and Director Interests with Stockholder Interests. Providing our employees and non-employee directors with compensation in the form of equity directly aligns the interests of those employees and non-employee directors with the interests of our stockholders. If the 2021 Plan Amendment is approved by our stockholders, we will be able to continue granting equity-based incentives that foster this alignment between our employees and non-employee directors and our stockholders.

Consistent with Stockholder Interests and Sound Corporate Governance. As described under the heading “Highlights of the Amended Plan” and more thoroughly below, the Amended Plan was purposefully designed to include features that are consistent with the interests of our stockholders and sound corporate governance practices.

Information Regarding Overhang and Burn Rate

In analyzing the impact of utilizing equity as a means of compensation on our stockholders, we considered both our “overhang” and our “burn rate.”

Overhang is a measure of potential dilution, which we define as the sum of (i) the total number of shares of our common stock underlying all equity awards outstanding and (ii) the total number of shares of our common stock available for future grants under all of our equity incentive plans (other than the ESPP), divided by the sum of (a) the total number of shares of our common underlying all equity awards outstanding, (b) the total number of shares of our common stock available for future grants under all of our equity incentive plans (other than the ESPP), (c) the number of outstanding shares of our common stock and (d) the number of shares of our common stock subject to outstanding prefunded warrants. As of March 31, 2026, there were 8,689,420 shares underlying all equity awards outstanding, 3,457,199 shares of our common stock available under the Current Plan for future awards, no shares of our common stock available under the 2019 Equity Incentive Plan or the Inducement Plan for future awards, 47,768,543 shares of common stock outstanding and 20,440,000 shares of our common stock subject to prefunded warrants. Accordingly, our overhang at March 31, 2026 was 15.1%.

The overhang figures above reflect the evergreen increases that occurred under the Current Plan on January 1 of 2022 through 2026, but do not reflect any evergreen increases in future years, nor do the calculations apply the changes to the evergreen provision pursuant to the 2021 Plan Amendment to those prior year increases under the evergreen.

Burn rate provides a measure of the potential dilutive impact of our equity award program, which we calculate by dividing the number of shares of our common stock subject to equity awards granted during the year (including Inducement Awards) by the basic weighted average number of shares of our common stock outstanding (including shares of our common stock subject to outstanding prefunded warrants). Set forth below is a table that reflects our burn rate for the 2025, 2024 and 2023 calendar years, as well as an average over those years.

Calendar Year	Awards Granted (#)	Basic Weighted Average Number of Shares of Common Stock Outstanding (#)(1)	Gross Burn Rate (2)
2025	5,767,780	67,812,145	8.5%
2024	3,261,641	48,163,301	6.8%
2023	163,333	26,987,122	0.6%
Three-Year Average	3,064,251	47,654,189	6.4%

(1)	Includes all outstanding prefunded warrants.
(2)

We define “gross burn rate” as the number of equity awards granted in the year divided by the basic weighted average number of shares of common stock outstanding (including shares of common stock subject to outstanding prefunded warrants).

Equity Compensation Plan Information

For more information on our equity compensation plans, please see the section titled “Executive and Director Compensation—Securities Authorized for Issuance Under Our Equity Compensation Plans” contained elsewhere in this proxy statement.

Description of the Amended Plan

The following is a brief summary of the Amended Plan. A copy of the 2021 Plan Amendment is attached as Appendix B to this proxy statement, and a copy of the Amended Plan is attached as Appendix C to this proxy statement. References to the board of directors in this summary shall include the compensation committee or any similar committee or sub-committee or officers to the extent that our board of directors’ powers or authority under the Amended Plan have been delegated to such committee or officer, in accordance with the Amended Plan. Please note that the following summary is of the Amended Plan rather than the Current Plan.

For purposes of this proposal and except where the context otherwise requires, the term “Company” and similar terms shall include any of the Company’s present or future parent or subsidiary corporations as defined in Rule 405 promulgated under the Securities Act.

Types of Awards; Shares Available for Awards; Share Counting Rules

The Amended Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, or the Code, nonstatutory stock options, SARs, restricted stock, RSUs, performance awards and other awards, as described below, which we refer to, collectively, as awards.

Subject to adjustment in the event of a change that is made in, or other event that occurs with respect to, the common stock without the receipt of consideration by the Company through merger, consolidation, reorganization, stock split, stock dividends and other similar equity restructuring transactions, or a Capitalization Adjustment, the aggregate number of shares of common stock that may be issued pursuant to awards made under the Amended Plan may not exceed the sum of: (i) 2,558,790 shares of common stock (for the avoidance of doubt, before giving effect to any increases to this figure that occurred pursuant to (iii) below between January 1, 2022 and including January 1, 2026); (ii) up to 2,657,315 shares of common stock subject to awards granted under the Company’s 2019 Equity Incentive Plan, as amended that were outstanding as of the date that the Current Plan became effective which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right or which shares are withheld or reacquired to satisfy the exercise, strike, purchase price of a tax withholding obligation of such awards and (iii) (A) an annual increase to be added on each January 1 beginning with January 1, 2022 and continuing for each calendar year until and including January 1, 2026 equal to the lesser of (I) 5% of outstanding shares of common stock on the immediately preceding December 31 and (II) an amount determined by the board of directors and (B) an annual increase to be added on each January 1 beginning with January 1, 2027 and continuing for each calendar year until and including January 1, 2031 equal to the lesser of (I) 5% of the sum of (1) the number of outstanding shares of common stock and (2) the number of shares of common stock subject to prefunded warrants, each as of the immediately preceding December 31, and (II) an amount determined by the board of directors. Subject to any adjustments as necessary to implement a Capitalization Adjustment, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of incentive stock options is 5,216,105 shares. Shares of common stock issued under the Amended Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

The Amended Plan provides that the aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director with respect to any calendar year, including awards granted and cash fees paid by the Company to such non-employee director, will not exceed $750,000 in total value or, in the event that such non-employee director is first appointed or elected to the board of directors in such calendar year, $1,000,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

The following actions do not result in an issuance of shares under the Amended Plan and accordingly do not reduce the number of shares subject to the share pool and available for issuance under the Amended Plan: (1) the expiration or termination of any portion of an award without the shares covered by such portion of the award having been issued, (2) the settlement of any portion of an award in cash, (3) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an award, or (4) the withholding of shares that would otherwise be issued by the Company to satisfy a withholding obligation in connection with an award. Shares previously issued pursuant to an award will again become available for issuance under the Amended Plan (1) if they are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares, (2) if they are reacquired by the Company to satisfy the exercise, strike or purchase price of the award and (3) if they are reacquired by the Company to satisfy a tax withholding obligation in connection with an award.

In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our board of directors may grant awards under the Amended Plan in substitution for any stock options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our board of directors determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the Amended Plan. No such substitute awards shall count against the overall share limit contained in the Amended Plan.

Descriptions of Awards

Stock Options. A participant who is awarded a stock option receives the right to purchase a specified number of shares of common stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the award agreement evidencing the option grant. A stock option that is not intended to be an “incentive stock option” is a “nonstatutory stock option.” The board of directors determines the exercise price for a stock option, within the terms and conditions of the Amended Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of common stock on the date of grant. Options granted under the Amended Plan vest at the rate specified in the stock option agreement by the board of directors. The board of directors determines the term of stock options granted under the Amended Plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that either an exercise of the option or an immediate sale of shares acquired upon exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the board of directors and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, and (5) other legal consideration approved by the board of directors.

Options may not be transferred to third-party financial institutions for value. Unless the board of directors provides otherwise, options generally are not transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

The aggregate fair market value, determined at the time of grant, of common stock with respect to ISOs that are exercisable for the first time by an option holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will be treated as NSOs. No ISOs may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations, unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.

Stock Appreciation Rights. SARs are granted pursuant to SAR grant agreements adopted by the board of directors. The board of directors determines the strike price for a SAR, which generally cannot be less than 100% of the fair market value of common stock on the date of grant. Upon the exercise of a SAR, we will pay the participant an amount equal to the product of (1) the excess of the per share fair market value of common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the SAR is exercised. A SAR granted under the Amended Plan vests at the rate specified in the SAR agreement as determined by the board of directors. The board of directors determines the term of SARs granted under the Amended Plan, up to a maximum of ten years. Unless the terms of a participant’s SAR agreement provide otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested SAR for a period of three months following the cessation of service. The SAR term may be further extended in the event that exercise of the SAR following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested SAR for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, SARs generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a SAR be exercised beyond the expiration of its term.

Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the board of directors. Restricted stock awards may be granted in consideration for cash, check, bank draft or money order, services rendered to us or our affiliates or any other form of legal consideration. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the board of directors. A restricted stock award may be transferred only upon such terms and conditions as set by the board of directors. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested may be forfeited or repurchased by us upon the participant’s cessation of continuous service for any reason.

Restricted Stock Unit Awards. RSUs are granted pursuant to RSU agreements adopted by the board of directors. RSUs may be granted in consideration for any form of legal consideration. An RSU may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the board of directors, or in any other form of consideration set forth in the RSU agreement. Additionally, dividend equivalents may be credited in respect of shares covered by an RSU. Except as otherwise provided in the applicable award agreement, RSUs that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Performance Criteria. The Amended Plan permits the grant of performance-based stock and cash awards. The compensation committee can structure such awards so that the stock or cash will be issued or paid pursuant to such award only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the common stock. The performance goals may be based on any measure of performance selected by the board of directors. The compensation committee may establish performance goals on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, the compensation committee will appropriately make adjustments in the method of calculating the attainment of the performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock-based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. Our board of directors may establish or provide for other adjustment items in the award agreement at the time the award is granted or in such other document setting forth the performance goals at the time they are established. Our board of directors also retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects for us for a performance period.

Other Awards. Under the Amended Plan, other form of awards are valued in whole or in part by reference to, or otherwise based on, our common stock, including the appreciation in value of our common stock, and may be granted alone or in addition to other awards granted under the Amended Plan. Our board of directors has sole and complete discretion to determine the persons to whom and the time or times at which such other awards will be granted, the number of shares of common stock (or the cash equivalent of such common stock) to be granted pursuant to such other awards and all other terms and conditions of the other awards.

Eligibility to Receive Awards

All of our employees, officers, and directors, as well as our consultants and advisors, are eligible to receive awards under the Amended Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.

As of March 31, 2026, approximately 73 persons were eligible to receive awards under the Amended Plan, including 3 executive officers (who are current employees), 31 employees (excluding executive officers), 6 non-employee directors and 33 consultants and no advisors (excluding consultants).

On March 31, 2026, the last reported sale price of our common stock on The Nasdaq Global Market was $6.85.

No Rights as a Stockholder

No participant or designated beneficiary shall have any rights as a stockholder with respect to any shares of common stock to be distributed with respect to an award granted under the Amended Plan until becoming a record holder of such shares, subject to the terms of an award agreement.

Clawback

All awards granted under the Amended Plan will be subject to recoupment in accordance with any clawback policy that we have in effect or adopt in the future to the extent applicable and permissible under applicable law. Our executive officers are subject to our Incentive Compensation Recoupment Policy that we adopted in October 2023. For a description of our Incentive Compensation Recoupment Policy, see “Information Regarding the Board of Directors and Corporate Governance—Incentive Compensation Recoupment Policy.”

Awards Granted under the Current Plan

The following table sets forth information about equity-based awards granted under the Current Plan since adoption of the Current Plan through March 31, 2026, to the individuals and groups described in the below table.

Name and Position	Number of Shares of Common Stock Underlying Stock Options Granted (#)	Number of Shares of Common Stock Underlying RSUs Granted (#)
Aoife Brennan, MB, ChB, President and Chief Executive Officer	2,400,000	275,000
Perrin Wilson, PhD, Chief Business Officer	900,000	—
Susan Altschuller, PhD, MBA, Chief Financial Officer	142,500	—
Brett Kaplan, M.D., Former Chief Operating Officer	965,000	77,500
All current executive officers as a group	3,442,500	275,000
All current directors who are not executive officers as a group	585,164	200,750	(1)
Each nominee for election as a director:
Alexander Cumbo	120,000	—
Douglas Williams, Ph.D.	145,164	—
Each associate of any of such directors, executive officers or nominees	—	—
Each other person who received or is to receive 5 percent or more of such stock options, warrants or rights	—	—
All employees, including all current officers who are not executive officers, as a group	1,831,638	1,525

(1)	Includes 100,375 RSUs that were subject to the satisfaction of performance conditions that were fully achieved.

New Plan Benefits Table

The granting of awards under the Amended Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group, other than as set forth below.

Name and Position	Dollar Value	Number of Shares of Common Stock Underlying Stock Option Awards
Aoife Brennan, MB, ChB, President and Chief Executive Officer	—	—
Perrin Wilson, PhD, Chief Business Officer	—	—
Susan Altschuller, PhD, MBA, Chief Financial Officer	—	—
All current executive officers as a group	—	—
All current directors who are not executive officers as a group (1)	(2)	240,000(3)
All employees, including all current officers who are not executive officers, as a group	—	—

(1)

Other than for the non-employee directors, the amounts are indeterminable. Represents the annual stock option award to purchase shares of common stock to be granted in 2026 to each non-employee director. Under our Non-Employee Director Compensation Policy, each non-employee director will receive an annual stock option award of 40,000 shares on the date of the Annual Meeting. The value of each stock option to be granted under this policy will be determined using the same method we use to calculate the grant-date fair value of stock options in our financial statements. Excludes (i) stock options that the non-employee directors will be entitled to receive under our Non-Employee Director Compensation Policy for subsequent years following 2026 and (ii) any discretionary awards that any non-employee director may be awarded under the Amended Plan.

(2)

The value of each stock option to be granted under our non-employee director compensation program on the date of the Annual Meeting will be determined using the same method we use to calculate the grant date fair value of stock options in our financial statements. The exercise price of the stock options will be equal to the closing price of our common stock on The Nasdaq Global Market on the date of the Annual Meeting.

(3)	The options to be granted on the date of the Annual Meeting multiplied by the six current non-employee directors.

Administration

Our board of directors, or a duly authorized committee of our board of directors, may administer the Amended Plan. Our board of directors has delegated concurrent authority to administer the Amended Plan to the compensation committee under the terms of the compensation committee’s charter. We sometimes refer to the board of directors, or the applicable committee with the power to administer the Amended Plan, as the administrator. The administrator may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified awards, and (2) determine the number of shares subject to such awards.

The administrator has the authority to determine the terms of awards, including recipients, the exercise, purchase or strike price of awards, if any, the number of shares subject to each award, the fair market value of a share of common stock, the vesting schedule applicable to the awards, together with any vesting acceleration, and the form of consideration, if any, payable upon exercise or settlement of the award and the terms of the award agreements for use under the Amended Plan.

In addition, subject to the terms of the Amended Plan, the administrator also has the power to modify outstanding awards under our Amended Plan, including the authority to reprice any outstanding option or SAR, cancel and re-grant any outstanding option or SAR in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any materially adversely affected participant.

In the event of a Capitalization Adjustment our board of directors will appropriately and proportionately adjust (i) the class and maximum number of shares of common stock subject to the Amended Plan and the maximum number of shares by which the share pool may annually increase, (ii) the class and maximum number of shares that may be issued pursuant to the exercise of ISOs and (iii) the class and number of securities and exercise price, strike price or purchase price of common stock subject to outstanding awards. Our board of directors shall make such adjustments, and its determination shall be final, binding and conclusive.

Corporate Transactions

The following applies to stock awards under the Amended Plan in the event of a corporate transaction, unless otherwise provided in a participant’s award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the administrator at the time of grant. Under the Amended Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our assets, (2) a sale or other disposition of at least 50% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

In the event of a corporate transaction, the board of directors has the discretion to take any of the following actions with respect to awards:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

•

in the event that awards are not assumed, continued or substituted, provide that awards held by participants who are service providers at the effective time of the corporation transaction will accelerate, with performance awards accelerating at target level of performance unless provided otherwise in the applicable award agreement, and that all awards will terminate to the extent they are not exercised, if applicable, at or prior to the effective time of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase right held by us;

•	cancel or arrange for the cancellation of the award in exchange for such cash consideration; or

•

if an award will terminate if not exercised prior to the effective time of a corporate transaction, make a payment equal to the excess of (A) the value of the property the participant would have received upon exercise of the award (including, at the discretion of our board of directors, any unvested portion of the award) over (B) the exercise price otherwise payable in connection with the stock award.

In the event of a change in control, as defined under the Amended Plan, awards granted under the Amended Plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement.

Dissolution; Liquidation

Except as otherwise provided in an award agreement, in the event of our dissolution or liquidation, all outstanding awards will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of common stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company even if the holder is still providing services to the Company. However, our board of directors may determine to cause some or all awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

Provisions for Foreign Participants

The board of directors may adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Amended Plan by, or take advantage of specific tax treatment for awards granted to eligible recipients of awards who are foreign nationals or employed outside the United States (provided that approval by the board of directors is not necessary for immaterial modifications to the Amended Plan or any award agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).

Withholding

As a condition to acceptance of any award under the Amended Plan, a participant agrees to make adequate provision for any sums to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations, if any, that arise in connection with the exercise, vesting or settlement of the award, as applicable. The Company has no obligation to issue shares of common stock subject to an award, unless and until such obligations are satisfied. We may elect to satisfy the withholding obligations through additional withholding on salary or wages. To the extent permitted by the terms of an award agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local and/or foreign tax or social insurance withholding obligation relating to an award by any of the following means or by a combination of such means: (i) causing the participant to tender cash payment, (ii) withholding shares of common stock from the shares issued or otherwise issuable to the participant in connection with the award, (iii) withholding cash from an award settled in cash, (iv) withholding payment from any amounts otherwise payable to the participant, (v) by allowing a participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; or (vi) by such other method as may be set forth in the award agreement.

Amendment or Termination

The board of directors has the authority to amend, suspend or terminate the Amended Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our compensation committee adopted the Current Plan. No awards may be granted under the Amended Plan while it is suspended or after it is terminated.

If stockholders do not approve the 2021 Plan Amendment, the 2021 Plan Amendment will not go into effect and we will not grant additional awards under the Current Plan in excess of the current share reserve, as increased from time to time by the existing evergreen provision. In this event, the board of directors will consider whether to adopt alternative arrangements based on its assessment of our needs.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Amended Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the stock option grant date and ending three months before the date the participant exercises the stock option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the stock option was granted and more than one year after the stock option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the stock option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) election with respect to an RSU award. When the shares of common stock are delivered with respect to the RSUs (which may be upon vesting or may be at a later date), the participant will have income on the date of delivery in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the delivery date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Awards. The tax consequences associated with any other award will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE AMENDMENT TO OUR 2021 EQUITY INCENTIVE PLAN TO AMEND THE PROVISION PROVIDING FOR AN AUTOMATIC SHARE POOL INCREASE TO INCLUDE PREFUNDED WARRANTS IN THE CALCULATION OF THE ANNUAL INCREASE.

STOCKHOLDER PROPOSALS FOR OUR 2027 ANNUAL MEETING

Stockholder Proposals Included in Proxy Statement

In order to be considered for inclusion in our proxy statement and proxy card relating to our 2027 Annual Meeting of Stockholders, stockholder proposals must be received by us no later than December 25, 2026, which is 120 days prior to the first anniversary of the mailing date of this proxy statement, unless the date of the 2027 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary of the Annual Meeting, in which case, the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

In addition, our amended and restated bylaws establish an advance notice procedure for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. The required notice must be delivered by the stockholder and received by our Vice President, General Counsel and Secretary, Chandra Adams, at our principal executive office and must otherwise meet the requirements set forth in our amended and restated bylaws. In general, we must receive other proposals of stockholders, including director nominations, intended to be presented at the 2027 Annual Meeting of Stockholders but not included in the proxy statement by March 7, 2027, but not before February 5, 2027, which is not less than 90 days nor more than 120 days prior to the anniversary date of the Annual Meeting. However, if the date of the annual meeting of stockholders is more than 30 days before or more than 30 days after such anniversary date, notice must be received not earlier than the close of business 120 calendar days prior to such annual meeting and not later than the close of business on the later of 90 days prior to such annual meeting or 10 days following the day on which public announcement of the date of such annual meeting is first made, whichever occurs first. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2027 Annual Meeting of Stockholders may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

In addition to satisfying the advance notice provisions in our amended and restated bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 6, 2026. If the date of the 2027 Annual Meeting of Stockholders changes by more than 30 days from the anniversary of the Annual Meeting, such notice must instead be provided by the later of 60 days prior to the date of the 2027 Annual Meeting of Stockholders or the 10th day following public announcement by Climb Bio of the date of the 2027 Annual Meeting of Stockholders.

Any proposals, notices or information about proposed director candidates should be sent to Climb Bio, Inc., Attention: Chandra Adams, 20 William Street, Suite 145, Wellesley Hills, Massachusetts 02481.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the notice and, if applicable, the proxy materials and our 2025 Annual Report, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, to you if you write or call us at Climb Bio, Inc., 20 William Street, Suite 145, Wellesley Hills, Massachusetts 02481, Attention: Chandra Adams, email: paper@investorelections.com, telephone: (866) 648-8133. If you would like to receive separate copies of our proxy materials and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

OTHER MATTERS

We do not know of any business that will be presented for consideration or action by the stockholders at the Annual Meeting other than that described in this proxy statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

Appendix A - Certificate of Amendment to our Amended and Restated Certificate of Incorporation, as Amended

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CLIMB BIO, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Climb Bio, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

FIRST: The Board of Directors of the Corporation duly adopted resolutions, pursuant to Section 242 of the General Corporation Law, setting forth an amendment to the Corporation’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and declaring said amendment to be advisable and in the best interests of the Corporation. The stockholders of the Corporation duly approved and adopted said proposed amendment at a meeting of stockholders in accordance with Section 242 of the General Corporation Law.

SECOND: The Certificate of Incorporation is hereby amended by deleting in its entirety Article V, Section C thereof and inserting in lieu thereof the following replacement Article V, Section C:

“C. Removal of Directors. Subject to the rights of any series of Preferred Stock to remove directors elected by such series of Preferred Stock, following the closing of the Initial Public Offering, any or all of the directors of the Corporation may be removed from office at any time, but only for cause so long as the Board of Directors is classified and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then-outstanding shares of the capital stock of the Corporation entitled to vote generally at an election of directors considered for purposes of this Section C of Article V as one class.”

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this __ day of    , 2026.

CLIMB BIO, INC.

By:
Name: Aoife Brennan, M.B., Ch.B.
Title: President and Chief Executive Officer

Appendix B - Amendment No. 1 to 2021 Equity Incentive Plan

CLIMB BIO, INC.

AMENDMENT NO. 1 TO 2021 EQUITY INCENTIVE PLAN

WHEREAS, Climb Bio, Inc. (the “Company”) maintains the 2021 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company and its stockholders to amend the Plan, pursuant to Section 7(b)(vii) thereof.

NOW, THEREFORE, in consideration of the foregoing, the Plan is amended, pursuant to Section 7(b)(vii) thereof, as follows:

The final sentence of Section 2(a) of the Climb Bio, Inc. 2021 Equity Incentive Plan (the “Plan”) of Climb Bio, Inc. (the “Company”) is hereby deleted in its entirety and the following is inserted in lieu thereof:

“In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1st of each year for a period of five years commencing on January 1, 2022 and ending on (and including) January 1, 2026, in an amount equal to five percent (5%) of the total number of shares of Common Stock outstanding on December 31st of the preceding year and thereafter will automatically increase on January 1st of each year for a period of five years commencing on January 1, 2027 and ending on (and including) January 1, 2031, in an amount equal to five percent (5%) of the total number of shares of Common Stock plus the total number of shares of the Common Stock subject to pre-funded warrants (if any), in each case outstanding on December 31st of the preceding year; provided, however, the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.”

Except as expressly amended herein, the Plan and all of the provisions contained therein shall remain in full force and effect.

Approved by the Board of Directors of the Company on March 30, 2026

Approved by the Stockholders of the Company on    , 2026

Appendix C - 2021 Equity Incentive Plan, as Amended

CLIMB BIO, INC.

2021 EQUITY INCENTIVE PLAN

ADOPTED BY THE COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS: July 26, 2021

APPROVED BY THE STOCKHOLDERS: July 29, 2021

GENERAL.

Successor to and Continuation of Prior Plan. The Plan is the successor to and continuation of the Prior Plan. As of the Effective Date, (i) no additional awards may be granted under the Prior Plan; (ii) any Returning Shares will become available for issuance pursuant to Awards granted under this Plan; and (iii) all outstanding awards granted under the Prior Plan will remain subject to the terms of the Prior Plan (except to the extent such outstanding awards result in Returning Shares that become available for issuance pursuant to Awards granted under this Plan). All Awards granted under this Plan will be subject to the terms of this Plan.

Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.

Adoption Date; Effective Date. The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.

SHARES SUBJECT TO THE PLAN.

Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 5,216,105 shares which is the sum of: (i) 2,558,790 new shares plus (ii) up to 2,657,315 Returning Shares, as such shares become available from time to time. In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1st of each year for a period of five years commencing on January 1, 2022 and ending on (and including) January 1, 2026, in an amount equal to five percent (5%) of the total number of shares of Common Stock outstanding on December 31st of the preceding year and thereafter will automatically increase on January 1st of each year for a period of five years commencing on January 1, 2027 and ending on (and including) January 1, 2031, in an amount equal to five percent (5%) of the total number of shares of Common Stock plus the total number of shares of the Common Stock subject to pre-funded warrants (if any), in each case outstanding on December 31st of the preceding year; provided, however, the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.

Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 5,216,105 shares.

Share Reserve Operation.

Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued; (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock); (3) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award; or (4) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Award.

Reversion of Previously Issued Shares of Common Stock to Share Reserve. The following shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for issuance under the Plan: (1) any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares; (2) any shares that are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award; and (3) any shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award.

ELIGIBILITY AND LIMITATIONS.

Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.

Specific Award Limitations.

Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).

Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (1) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (2) the Option is not exercisable after the expiration of five years from the date of grant of such Option.

Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants unless the stock underlying such Awards is treated as

“service recipient stock” under Section 409A or unless such Awards otherwise comply with the requirements of Section 409A.

Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b).

Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (1) $750,000 in total value or (2) in the event such Non-Employee Director is first appointed or elected to the Board during such calendar year, $1,000,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes. The limitations in this Section 3(d) shall apply commencing with the first calendar year that begins following the Effective Date.

OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated or if an Option designated as an Incentive Stock Option fails to qualify as an Incentive Stock Option, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

Term. Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:

by cash or check, bank draft or money order payable to the Company;

pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or

in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement.

The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.

Transferability. Options and SARs may not be transferred to third party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:

Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.

Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.

Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award or any consideration in respect of the forfeited Award.

Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):

three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

12 months following the date of such termination if such termination is due to the Participant’s Disability;

18 months following the date of such termination if such termination is due to the Participant’s death; or

18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in the terminated Award, the shares of Common Stock subject to the terminated Award or any consideration in respect of the terminated Award.

Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last 30 days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions); provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).

Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.

AWARDS OTHER THAN OPTIONS AND STOCK APPRECIATION RIGHTS.

Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

Form of Award.

Restricted Stock Awards: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (A) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (B) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.

RSU Awards: An RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of an RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).

Consideration.

Restricted Stock Awards: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) services to the Company or an Affiliate, or (C) any other form of consideration as the Board may determine and permissible under Applicable Law.

RSU Awards: Unless otherwise determined by the Board at the time of grant, an RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.

Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.

Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (1) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and the Participant will have no further right, title or interest in the Restricted Stock Award, the shares of Common Stock subject to the Restricted Stock Award or any consideration in respect of the Restricted Stock Award and (2) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award or any consideration in respect of the RSU Award.

Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, as determined by the Board and specified in the Award Agreement.

Settlement of RSU Awards. An RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.

Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.

Other Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof, may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class and maximum number of shares of Common Stock subject to the Plan and the maximum number of shares by which the Share Reserve may annually increase pursuant to Section 2(a); (ii) the class and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(b); and (iii) the class and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.

Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common

Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction, except as set forth in Section 11, unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.

Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.

Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). With respect to the vesting of Performance Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Corporate Transaction in which the Awards are not assumed, continued or substituted in accordance with Section 6(c)(i). With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction or such later date as required to comply with Section 409A.

Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise.

Appointment of Stockholder Representative. As a condition to the receipt of an Award under the Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

ADMINISTRATION.

Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.

Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

To determine from time to time (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; (6) the Fair Market Value applicable to an Award; and (7) the terms of any Performance Award that is not valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.

To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.

To settle all controversies regarding the Plan and Awards granted under it.

To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Corporate Transaction, for reasons of administrative convenience.

To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

To submit any amendment to the Plan for stockholder approval.

To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Award Agreements.

To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).

To effect, at any time and from time to time, subject to the consent of any Participant whose Award is Materially Impaired by such action, (1) the reduction of the exercise price (or strike price) of any outstanding Option or SAR; (2) the cancellation of any outstanding Option or SAR and the grant in substitution therefor of (A) a new Option, SAR, Restricted Stock Award, RSU Award or Other Award under the Plan or another equity plan of the Company, covering the same or a different number of shares of Common Stock, (B) cash and/or (C) other valuable consideration (as determined by the Board); or (3) any other action that is treated as a repricing under generally accepted accounting principles.

Delegation to Committee.

General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with the Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.

TAX WITHHOLDING

Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate provision for (including), any sums required to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.

Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local and/or foreign tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; or (vi) by such other method as may be set forth in the Award Agreement.

No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law, the Company has no duty or obligation to any holder of an Award to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.

Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.

MISCELLANEOUS.

Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.

No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the

Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.

Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.

Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.

Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify or terminate any of the Company’s or any Affiliate’s employee benefit plans.

Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals will be made in accordance with the requirements of Section 409A.

Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

CHOICE OF LAW. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.

COVENANTS OF THE COMPANY.

The Company will seek to obtain from each regulatory commission or agency, as may be deemed to be necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.

ADDITIONAL RULES FOR AWARDS SUBJECT TO SECTION 409A.

Application. Unless the provisions of this Section of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this Section shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.

Non-Exempt Awards Subject to Non-Exempt Severance Arrangements. To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this subsection (b) apply.

If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.

If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).

Treatment of Non-Exempt Awards Upon a Corporate Transaction for Employees and Consultants. The provisions of this subsection (c) shall apply and shall supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Corporate Transaction if the Participant was either an Employee or Consultant upon the applicable date of grant of the Non-Exempt Award.

Vested Non-Exempt Awards. The following provisions shall apply to any Vested Non-Exempt Award in connection with a Corporate Transaction:

If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Vested Non-Exempt Award. Upon the Section 409A Change in Control the settlement of the Vested Non-Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award. Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control.

If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award. The shares to be issued in respect of the Vested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Corporate Transaction.

Unvested Non-Exempt Awards. The following provisions shall apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to subsection (e) of this Section:

In the event of a Corporate Transaction, the Acquiring Entity shall assume, continue or substitute any Unvested Non-Exempt Award. Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of any Unvested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred.

In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Corporate Transaction.

If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Corporate Transaction, then such Award shall automatically terminate and be forfeited upon the Corporate Transaction with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Corporate Transaction, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in subsection (e)(ii) below. In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award shall be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Corporate Transaction.

The foregoing treatment shall apply with respect to all Unvested Non-Exempt Awards upon any Corporate Transaction, and regardless of whether or not such Corporate Transaction is also a Section 409A Change in Control.

Treatment of Non-Exempt Awards Upon a Corporate Transaction for Non-Employee Directors. The following provisions of this subsection (d) shall apply and shall supersede anything to the contrary that may be set forth in the Plan with respect to the permitted treatment of a Non-Exempt Director Award in connection with a Corporate Transaction.

If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Non-Exempt Director Award. Upon the Section 409A Change in Control the vesting and settlement of any Non-Exempt Director Award will automatically be accelerated and the shares will be immediately issued to the Participant in respect of the Non-Exempt Director Award. Alternatively, the Company may provide that the Participant will instead receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control pursuant to the preceding provision.

If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute the Non-Exempt Director Award. Unless otherwise determined by the Board, the Non-Exempt Director Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of the Non-Exempt Director Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value made on the date of the Corporate Transaction.

If the RSU Award is a Non-Exempt Award, then the provisions in this Section 11(e) shall apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:

Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.

The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).

To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Change in Control or Corporate Transaction, to the extent it is required for compliance with the requirements of Section 409A, the Change in Control or Corporate Transaction event triggering settlement must also constitute a Section 409A Change in Control. To the extent the terms of a Non-Exempt Award provides that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation From Service. However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of the Participant’s Separation From Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

The provisions in this subsection (e) for delivery of the shares in respect of the settlement of an RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.

SEVERABILITY.

If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

TERMINATION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the Adoption Date, or (ii) the date the Plan is approved by the Company’s stockholders. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

DEFINITIONS.

As used in the Plan, the following definitions apply to the capitalized terms indicated below:

“Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Corporate Transaction.

“Adoption Date” means the date the Plan is first approved by the Compensation Committee.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Applicable Law” means any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange or the Financial Industry Regulatory Authority).

“Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, an RSU Award, a SAR, a Performance Award or any Other Award).

“Award Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided, including through electronic means, to a Participant along with the Grant Notice.

“Board” means the Board of Directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.

“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the date the Plan is adopted by the Compensation Committee without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

“Cause” has the meaning ascribed to such term in any written agreement between a Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s dishonest statements or acts with respect to the Company or any Affiliate of the Company, or any current or prospective customers, suppliers, vendors or other third parties with which such entity does business; (ii) the Participant’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the Participant’s failure to perform the Participant’s assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the Participant by the Company; (iv) the Participant’s gross negligence, willful misconduct or insubordination with respect to the Company or any Affiliate of the Company; or (v) the Participant’s material violation of any provision of any agreement(s) between the Participant and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

“Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the Acquiring Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the Acquiring Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

individuals who, on the date the Plan is adopted by the Compensation Committee, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply, and (C) with respect to any nonqualified deferred compensation that becomes payable on account of the Change in Control, the transaction or event described in clause (i), (ii), (iii), or (iv) also constitutes a Section 409A Change in Control if required in order for the payment not to violate Section 409A.

“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

“Committee” means the Compensation Committee and any other committee of one or more Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.

“Common Stock” means the common stock of the Company.

“Company” means Climb Bio, Inc. (formerly known as Eliem Therapeutics, Inc.), a Delaware corporation.

“Compensation Committee” means the Compensation Committee of the Board.

“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Corporate Transaction shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, (B) the definition of Corporate Transaction (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Corporate Transaction or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply, and (C) with respect to any nonqualified deferred compensation that becomes payable on account of the Corporate Transaction, the transaction or event described in clause (i), (ii), (iii), or (iv) also constitutes a Section 409A Change in Control if required in order for the payment not to violate Section 409A.

“Director” means a member of the Board.

“determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.

“Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

“Effective Date” means immediately prior to the IPO Date, provided that this Plan is approved by the Company’s stockholders prior to the IPO Date.

“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

“Employer” means the Company or the Affiliate of the Company that employs the Participant.

“Entity” means a corporation, partnership, limited liability company or other entity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

“Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:

If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

“Governmental Body” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (iv) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).

“Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

“Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

“IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

“Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award:

(i) imposition of reasonable restrictions on the minimum number of shares subject to an Option or SAR that may be exercised; (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.

“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

“Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company, or (ii) the terms of any Non-Exempt Severance Agreement.

“Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.

“Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.

“Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

“Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

“Option Agreement” means a written or electronic agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided, including through electronic means, to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Other Award” means an award valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) that is not an Incentive Stock Option, Nonstatutory Stock Option, SAR, Restricted Stock Award, RSU Award or Performance Award.

“Other Award Agreement” means a written or electronic agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.

“Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

“Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.

“Performance Criteria” means one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; financing; regulatory milestones; stockholder liquidity; corporate governance and compliance; intellectual property; personnel matters; progress of internal research; progress of partnered programs; partner satisfaction; budget management; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; investor relations, analysts and communication; implementation or completion of projects or processes; employee retention; number of users, including unique users; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with respect to the marketing, distribution and sale of the Company’s products; supply chain achievements; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Board or Committee whether or not listed herein.

“Performance Goals” means, for a Performance Period, one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and

to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board may establish or provide for other adjustment items in the Award Agreement at the time the Award is granted or in such other document setting forth the Performance Goals at the time the Performance Goals are established. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.

“Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

“Plan” means this Climb Bio, Inc. (formerly known as Eliem Therapeutics, Inc.) 2021 Equity Incentive Plan, as amended from time to time.

“Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.

“Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).

“Prior Plan” means the Eliem Therapeutics, Inc. 2019 Equity Incentive Plan, as amended.

“Restricted Stock Award” or “RSA” means an Award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

“Restricted Stock Award Agreement” means a written or electronic agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided, including by electronic means, to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

“Returning Shares” means shares subject to outstanding stock awards granted under the Prior Plan and that following the Effective Date: (A) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (B) are not issued because such stock award or any portion thereof is settled in cash; (C) are forfeited back to or repurchased by the

Company because of the failure to meet a contingency or condition required for the vesting of such shares; (D) are withheld or reacquired to satisfy the exercise, strike or purchase price; or (E) are withheld or reacquired to satisfy a tax withholding obligation.

“RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

“RSU Award Agreement” means a written or electronic agreement between the Company and a holder of an RSU Award evidencing the terms and conditions of an RSU Award grant. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided, including by electronic means, to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Rule 405” means Rule 405 promulgated under the Securities Act.

“Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.

“Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

“Securities Act” means the Securities Act of 1933, as amended.

“Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).

“Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.

“SAR Agreement” means a written or electronic agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided, including by electronic means, to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.

“Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

“Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

“Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.

“Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Corporate Transaction.

“Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Corporate Transaction.

Your vote PROXY TABULATOR P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Climb Bio, Inc. Internet: www.proxypush.com/CLYM • • Cast your vote online Annual Meeting of Stockholders Have your Proxy Card ready • Follow the simple instructions to record your vote For Stockholders of record as of April 7, 2026 Phone: Friday, June 5, 2026 9:00 AM, Eastern Time 1-866-506-2806 Annual Meeting to be held exclusively via the Internet—please visit • Use any touch-tone telephone • • Have your Proxy Card ready www.proxydocs.com/CLYM for more details. Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 11:59 PM, Eastern Time, June 4, 2026. Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/CLYM This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Aoife Brennan and Susan Altschuller (together, the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all shares of common stock of Climb Bio, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof, upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Climb Bio board of directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Climb Bio, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4. BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. The election of two Class II directors, each to serve for a three-year term expiring at the 2029 Annual Meeting of Stockholders and until his respective successor has been duly elected and qualified; FOR WITHHOLD 1.01 Alexander (Bo) Cumbo FOR #P2# #P2# 1.02 Douglas Williams, Ph.D. FOR #P3# #P3# #P3# FOR AGAINST ABSTAIN 2. The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered FOR public accounting firm for the fiscal year ending December 31, 2026; #P4# #P4# #P4# 3. The approval of an amendment to our Amended and Restated Certificate of Incorporation, as FOR amended, relating to the removal of directors for “cause”; #P5# #P5# #P5# 4. The approval of an amendment to our 2021 Equity Incentive Plan to amend the provision FOR providing for an automatic share pool increase to include prefunded warrants in the calculation of #P6# #P6# #P6# the annual increase; and 5. The any adjournment transaction of or any postponement other business thereof that.may properly come before the 2026 Annual Meeting or You must register to attend the meeting online and/or participate at www.proxydocs.com/CLYM Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date